DATED                                  2005

(1) FERVENT GROUP LIMITED

and

(2) KENABELL HOLDING LIMITED

AGREEMENT FOR THE
SALE AND PURCHASE OF
THE ENTIRE ISSUED SHARE CAPITAL OF
MEASUREMENT LTD.

Baker &
14th Floor Hutchison House
Hong Kong

Telephone: (852) 2846-1888
Fax: (852) 2845-0476
Ref: YTC/RCT/32183700-000001/rct10353

2

3

DATE:        2005

PARTIES:
(1)
Kenabell Holding Limited, a company incorporated in the British Virgin Islands with registered number 573155 whose registered office is at Trident Chambers Road Town, 146 Tortola, British Virgin Islands (the “Vendor”); and

(2)
Fervent Group Limited, a company incorporated in British Virgin Islands with registered number 550235 whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Purchaser”).

RECITALS:

(A)	The Vendor is the registered holder and beneficial owner of all of the issued shares in the capital of Measurement Ltd. (“the Company”). Particulars of the Company are set out in Schedule 1.

(B)	The Vendor wishes to sell and the Purchaser wishes to purchase the said shares on the terms and conditions set out in this Agreement.

TERMS AGREED:

1.	Definitions and Interpretation

1.1	In this Agreement where the context so admits the following words and expressions shall have the following meanings:

“Accounting Date”	31 March 2005;

“Accounts”
the audited financial statements of the Company for the accounting period which ended on the Accounting Date (such financial statement comprising a balance sheet, profit and loss account, notes and directors’ and auditors’ report) and the profit and loss account and balance sheet of the Company as at and for the period ended on the Accounting Date;

“Affiliates”	means, in respect of any entity, any company or person that, directly or indirectly, Controls, is Controlled by or is under common Control with the entity;

“Asset Purchase Agreements”	the 3 asset purchase agreements dated 30 November 2005 entered into between the Company and each of MSI and MSI Asia and between MSI China and 永澵椅子(深圳)有榰公司;

“Board”	the board of directors of the Company for the time being;

“Business Day”	means a da other than a Saturday or Sunday or public holiday on which banks are open for business in Hong Kong;

“Company”	Measurement Ltd., details of which are set out in Schedule 1;

"Company Affiliate"	means, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Company;

“Companies Ordinance”	the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

“Completion”	completion of the sale and purchase of the Sale Share as specified in Clause 5;

“Completion Date”	16 December 2005 (or such later date as the Parties may agree in writing);

“Conditions”	the conditions specified in Clause 4.1;

“Consideration”	the amount of US$17,393,000.00, being the total consideration for the Sale Share being the aggregate of the sums specified in Clause 3 (subject to adjustment in accordance with Clause 7);

“Control”
means the: (1) ownership of or the ability to direct (a) in the case of a corporation or body corporate (i) a majority of the issued shares entitled to vote for election of directors (or analogous Persons) of such body corporate, (ii) the appointment or removal of directors having a majority of the voting rights exercisable at meetings of the board of directors (or analogous body or bodies, including, without limiting the generality of the foregoing, management boards and supervisory boards) of that undertaking on all or substantially all matters, or (iii) a majority of the voting rights exercisable at general meetings of the members of that undertaking on all, or substantially all, matters, or (b) in the case of any other Person, a majority of the voting rights in such Person; or (2) in the case of a corporation or a body corporate or any other Person, the direct or indirect possession of the power to direct or cause the direction of the management and policies of the same (whether through the ownership of voting securities, by contract or howsoever otherwise) and “Controlled” shall be construed accordingly;

“Deed of Design Patents Assignment (non-PRC)”	the deed of design patents assignment to be entered into between MSI and the Company in the form substantially the same as the form set out in Schedule 9;

“Deed of Design Patents Assignment (PRC)”	the deed of design patents assignment to be entered into between MSI China and the Company in the form substantially the same as the form set out in Schedule 10;

“Deed of Patents Licence (PRC)”	the deed of design patents licence to be entered into between MSI China and the Company in the form substantially the same as the form set out in Schedule 14;

“Deed of Guarantee”	the guarantee to be given by Mr. Lee Man Ban and Mr. Chan Po Sang pursuant to Clause 3.4 in the form set out in Schedule 8;

“Deed of Trademarks Assignment”	the deed of trademarks assignment to be entered into between MSI and the Company in the form substantially the same as the form set out in Schedule 15;

“Deed of Utility Model Patents Assignment (PRC)”	the deed of utility model patents assignment to be entered into between MSI China and the Company in the form substantially the same as the form set out in Schedule 12;

“Deed of Utility Patents Assignment (non-PRC)”	the deed of utility patents assignment to be entered into between MSI and the Company in the form substantially the same as the form set out in Schedule 11;

“Deed of Utility Patents Licence (non-PRC)”	the deed of utility patents licence to be entered into between MSI and the Company in the form substantially the same as the form set out in Schedule 13;

“Design Patents”	the design patents listed in Schedule 4;

“Directors”	the persons listed as directors of the Company in Schedule 1;

“Disclosure Letter”	the letter of today’s date from the Vendor to the Purchaser the receipt of which has been acknowledged by the Purchaser;

“Earn-out Guarantee”	the guarantee to be given by River Display Limited pursuant to Clause 3.3 in the approved terms;

“Effective Date Accounts”
the balance sheet of the Company made up as at the close of business on 30 November 2005 and the profit and loss account of the Company for the period from the day immediately following the Accounting Date to 30 November 2005, to be prepared and agreed or determined in accordance with the provisions of Clause 6;

“Event”	an event, act, transaction or omission including, without limitation, a receipt or accrual of income or gains, distribution, acquisition, disposal, transfer, payment, loan or advance;

“Home Use”
as applied to a product, that the product is intended for and marketed solely directly to consumers and for use in the home. For the avoidance of doubt, any product marketed directly to physicians, medical offices, hospitals, nursing homes, rehabilitation centers, restaurants and/or commercial kitchens, and any product marketed (whether marketed to consumers or businesses) as being of the type sold to any of the foregoing, shall not be a product for “Home Use.”

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Initial Consideration”	the amount of US$8,393,000.00 (subject to adjustment in accordance with Clause 7);

“Intellectual Property”
includes patents, trademarks, service marks, trade dress, Knowhow, designs, copyrights, business names, registrations of, applications to register and rights to apply for registration of any of the aforesaid items, rights in the nature of any of the aforesaid items in any country, rights in the nature of unfair competition rights and rights to sue for passing off;

“Knowhow”	includes processing instructions, specifications, technical information, process technology, methods, trade secrets and other confidential information;

“Loadcell Patents”	the invention and design patents relating to loadcell as listed in Schedule 4;

“Letters of Resignation”	the letters of resignation from each of the Directors and the secretary of the Company in the form set out in Schedule 6;

“Management Accounts”
the unaudited balance sheet of the Company as at 31 October 2005 and the unaudited profit and loss account of the Company for the period commencing from the day immediately following the Accounting Date and ended on 31 October 2005;

“Microfused Technology”	shall mean Knowhow, patents and patent applications all relating to attaching silicon gauges to any substrate using a glass-fused process;

“Moral Rights”
the rights of an author of a copyright literary, dramatic, musical or artistic work or a director of a copyright film (“Work”) to be identified as the author or director (as the case may be) of the Work, not to have the Work subjected to derogatory treatment and not to have a Work falsely attributed to him as the author or director (as the case may be), and rights in the nature of the aforesaid rights in any country;

“MSI”	Measurement Specialties Inc., a company incorporated in the United States of America which is the ultimate holding company of the Vendor;

“MSI Asia”	MSI Sensors (Asia) Limited, a company incorporated in Hong Kong, which is indirectly and wholly-owned by MSI;

“MSI China”	MSI Sensors (China) Limited, a company incorporated in Shenzhen, the PRC, which is wholly-owned by MSI Asia;

“MSI Group”	the group of companies comprising MSI and its subsidiaries;

“Parties”	the named parties to this Agreement and their respective successors;

“PRC”	the People’s Republic of China but excluding, for the purposes of this Agreement, Hong Kong, Macau and Taiwan;

“Promissory Note”
the promissory note to be given by the Purchaser to the Vendor at Completion for the amount of US$4,000,000.00 (subject to adjustment in accordance with Clause 7) pursuant to Clause 3.4 in the form set out in Schedule 7;

“Purchaser’s Accountants”	M.B. Lee & Co., Certified Public Accountants Ltd. of 26th Floor, Office B, United Centre, 95 Queensway, Hong Kong;

“Purchaser’s Group Company”	means the Purchaser or a company which is, on the date of this Agreement, a subsidiary or holding company of the Purchaser or a subsidiary of a holding company of the Purchaser;

“Relief”
means any loss, relief, allowance, exemptions, set-off, deduction, right to repayment or credit or other relief of a similar nature granted by or available in relation to Tax pursuant to any legislation or otherwise;

“Relevant Claim”	means a claim by the Purchaser involving or relating to a breach of Warranty;

“Retained Consideration”	the amount of US$5,000,000.00 (subject to adjustment in accordance with Clause 7);

“Sale Share”	the 1 (one) share of US$1.00 each, constituting the entire issued share capital of the Company;

“Scale Use”	shall mean any product specifically designed and marketed as a weighing device;

“Tax”
all forms of taxation, estate duties, deductions, withholdings and duties imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, federal or other body in Hong Kong or elsewhere and any interest, additional taxation, penalty, surcharge or fine in connection therewith save to the extent that such additional taxation, penalty, surcharge or fine is attributable to the unreasonable delay or default of the Purchaser of the Company after Completion;

“Tax Authority”
any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising fiscal, revenue, customs or excise function including without limitation, the Inland Revenue Department and Customs and Excise Department of Hong Kong or the tax authority or customs and excise authority in the PRC;

“Tire Gauge Business”	the business relating to the development, sale, manufacture, promotion, marketing, distribution, import and export of tire gauge, distance estimators or parking sensors;

“Transferring Employees”
those employees of the Company, MSI and MSI China whose names shall have been notified by the Purchaser to the Vendor on or prior to the Completion Date whose employment with the Company, MSI or MSI China (as the case may be) will be terminated on or before Completion and to whom offers of employment shall be made by such companies as shall be nominated by the Purchaser on or before Completion;

“Utility Patents”	the utility patents listed in Schedule 4;

“Vendor’s Group Company”	means the Vendor or a company which is, on the date of this Agreement, a subsidiary or holding company of the Vendor or a subsidiary of a holding company of the Vendor;

“Warranties”	the representations, warranties and undertakings contained in Clause 9 and Schedule 3; and

“US$”	United States dollars.

1.2
Save where the context otherwise requires words and phrases the definitions of which are contained or referred to in the Companies Ordinance shall be construed as having the meaning thereby attributed to them.

1.3
Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time before the date hereof by other provisions and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to Sections of consolidating legislation shall, wherever necessary or appropriate in the context, be construed as including references to the Sections of the previous legislation from which the consolidating legislation has been prepared.

1.4
References in this Agreement to Clauses and Schedules are to clauses in and schedules to this Agreement (unless the context otherwise requires). The Recitals and Schedules to this Agreement shall be deemed to form part of this Agreement.

1.5	Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.6	The expressions “the Vendor” and “the Purchaser” include their respective successors.

1.7	References to “persons” shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).

1.8	References to writing shall include any methods of producing or reproducing words in a legible and non-transitory form.

1.9	The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.10
A document expressed to be “in the approved terms” means a document the terms of which have been approved by or on behalf of the Parties and a copy of which has been signed for the purposes of identification by or on behalf of each Party.

1.11	In construing this Agreement:

1.11.1
the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

1.11.2	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

2.	Sale of Sale Share

2.1
Subject to the terms of this Agreement, the Vendor shall sell as beneficial owner and the Purchaser shall purchase, free from all liens, charges and encumbrances and together with all rights now or hereafter attaching to them, including all rights to any dividend or other distribution declared, made or paid after the date of this Agreement, the Sale Share.

2.2
The Vendor hereby waives and agrees to procure the waiver of any restrictions on transfer (including pre-emption rights) which may exist in relation to the Sale Share, whether under the articles of association of the Company or otherwise.

3.	Consideration

3.1
The total consideration payable for the Sale Share shall be US$17,393,000.00 (seventeen million, three hundred and ninety-three thousand United States Dollars) (subject to adjustment in accordance with Clause 7).

3.2	The Initial Consideration shall be payable on Completion in accordance with Clause 5.4.1 (subject to adjustment in accordance with Clause 7).

3.3
The Retained Consideration shall be payable in eight quarterly equal instalments of US$625,000.00 each (subject to adjustment in accordance with Clause 7). The Purchaser shall pay each such instalment on the last day of the end of every 3 months commencing from the fifteenth month after the Completion Date. The Earn-out Guarantee duly executed on behalf of River Display Limited shall be provided to the Vendor in respect of the Retained Consideration on Completion.

3.4
The balance of the Consideration, being the sum of US$4,000,000.00, shall be satisfied by the Purchaser by way of a Promissory Note which shall be payable in eight quarterly instalments of US$500,000.00 each (subject to adjustment in accordance with Clause 7). The Purchaser shall pay each such instalment on the last day of the end of every 3 months during the 2 years after the Completion Date. A personal guarantee in the form set out in Schedule 8 shall be provided by Mr. Lee Man Ban and Mr. Chan Po Sang to the Vendor in respect of the Promissory Note on Completion.

4.	Conditions

4.1	The sale and purchase of the Sale Share is conditional upon:

4.1.1	the Warranties remaining true and accurate and not misleading in any material respect at Completion as if repeated at Completion;

4.1.2	the Vendor having complied with the obligations specified in Clauses 15.1 and 15.2;

4.1.3
the consent to the sale by the Vendor of the Sale Share contemplated under this Agreement being granted by General Electric Capital Corporation and no statute, regulation or decision which would prohibit, restrict or materially delay the sale and purchase of the Sale Share or the operation of the Company after Completion having been proposed, enacted or taken by any governmental or official authority;

4.2	The Purchaser may waive all or any of the Conditions at any time by notice in writing to the Vendor.

4.3	The Vendor shall use its best endeavours to procure the fulfilment of the Conditions on or before the Completion Date.

4.4
In the event that any of the Conditions shall not have been fulfilled (or waived pursuant to Clause 4.2) prior to the Completion Date, this Agreement shall automatically terminate and cease to be of any effect except Clauses 1, 12, 14, 15, 16.1 to 16.4, 17 and 18, which shall remain in force and save in respect of claims arising out of any antecedent breach of this Agreement.

5.	Completion

5.1
Subject to the provisions of Clause 4, Completion shall take place on the Completion Date at the offices of Baker & McKenzie on 14/F, Hutchison House, 10 Harcourt Road, Hong Kong, or at such other place as the Parties may mutually agree in writing when all (but not some only) of the events described in this Clause 5 shall occur.

5.2	Subject to the provisions of Clause 4, neither Party is obliged to complete this Agreement unless:

5.2.1	the other Party complies with its obligations under this Clause 5; and

5.2.2	the sale and purchase of all the Sale Share is completed simultaneously.

5.3	At Completion, the Vendor shall:

5.3.1	deliver to the Purchaser:

5.3.1.1	duly executed instruments of transfer in respect of all of the Sale Share in favour of the Purchaser or its nominee together with the relative share certificate;

5.3.1.2	a duly executed Deed of Design Patents Assignment (non-PRC) and a duly executed Deed of Design Patents Assignment (PRC) for each of the Design Patents;

5.3.1.3	a duly executed Deed of Utility Patents Assignment (non-PRC) and a duly executed Deed of Utility Model Patents Assignment (PRC) for each of the Utility Patents;

5.3.1.4	a duly executed Deed of Utility Patents Licence (non-PRC) and a duly executed Deed of Design Patents Licence (PRC) for each of the Loadcell Patents;

5.3.1.5	a duly executed Deed of Trademarks Assignment for each of the Trademarks;

5.3.1.6
the duly signed acknowledgments of receipt by the Transferring Employees, in the form set out in Schedule 17, of a sum for the full and final payment of all salaries, allowance, compensation, severance payments and other entitlements relating to such termination that are required to be paid in accordance with the applicable laws and, if any, the relevant employment contracts;

5.3.1.7
the resignation of the Auditors as the auditors of the Company with effect from the Completion Date, such resignation to contain a statement that there are no circumstances connected with their resignation which they consider should be brought to the attention of the members or creditors of the Company;

5.3.1.8
all the statutory books and records duly written up to date of the Company and its certificate of incorporation, current business registration certificate(s) and common seals and a written confirmation from the Vendor that the other books and records (including financial records) and any other papers and documents of the Company in its possession or under its control have been stored at the offices of its authorized representatives or company secretarial service provider;

5.3.1.9	written confirmation in the approved terms that the Vendor is not aware of any matter or thing which is a breach of or inconsistent with any of the Warranties;

5.3.1.10
certified copies of any powers of attorney under which any of the documents referred to in this Clause 5.3 is executed or evidence satisfactory to the Purchaser of the authority of any person signing on behalf of the Vendor;

5.3.1.11	Letters of Resignation from each of the Directors and the secretary of the Company, such resignations to take effect from close of the meeting of the Board referred to in Clause 5.3.2;

5.3.1.12
a duly executed release under seal, in the approved terms, releasing the Company from any liability whatsoever (whether actual or contingent) which may be owing to the Vendor and/or any member of the MSI Group by the Company at Completion;

5.3.1.13
a duly executed release under seal, in the approved terms, releasing the Vendor or Directors or other officers of the Company or any member of the MSI Group of all loans or other indebtedness due or owing to the Company;

5.3.2	cause the Directors to hold a meeting of the Board at which the Directors shall pass resolutions in the approved terms (inter alia) to:-

5.3.2.1	approve the registration of the Purchaser or its nominees as members of the Company subject only to the production of completed transfers in respect of the Sale Share;

5.3.2.2	appoint new auditors of the Company as nominated by the Purchaser;

5.3.3
cause such persons as the Purchaser may nominate to be appointed as directors of the Company and upon such appointment forthwith cause the Directors, and the secretary of the Company to resign from their respective offices and as employees, each delivering to the Purchaser a letter under seal in the form set out in Schedule 6 acknowledging that the person so retiring has no claim outstanding for compensation or otherwise against the Company;

5.3.4
revoke each existing mandate given by the Company of its bank accounts and pass such resolutions containing the new mandate(s) giving authority to such persons as the Purchaser may nominate to operate the same.

5.4	At Completion, the Purchaser shall:

5.4.1
pay the Initial Consideration (subject to adjustment in accordance with Clause 7) to the Vendor or as the Vendor directs in writing by transfer of funds for same day value to such account as shall have been notified to the Purchaser by the Vendor at least three Business Days before the Completion Date;

5.4.2	deliver to the Vendor duly executed counterparts of the documents referred to in Clauses 5.3.1.2, 5.3.1.3, 5.3.1.4 and 5.3.1.5;

5.4.3	deliver to the Vendor the Deed of Guarantee duly executed by Mr. Lee Man Ban and Mr. Chan Po Sang and the Earn-out Guarantee duly executed by River Display Limited;

5.4.4
deliver to the Vendor certified copies of any powers of attorney under which any of the documents referred to in this Clause 5.4 is executed or other evidence satisfactory to the Vendor of the authority of the person signing on the Purchaser’s behalf.

5.5	At Completion, the Vendor shall procure that the relevant transactions contemplated under the Asset Purchase Agreements are completed before the Completion of this Agreement.

5.6
Without prejudice to any other remedies available to each Party, if in any respect the provisions of this Clause 5 are not complied with by the other Party on the Completion Date the Party not in default may by giving a written notice to the other Party:

5.6.1	defer Completion to a date not more than 28 days after the Completion Date (and so that the provisions of this Clause 5.6 shall apply to Completion as so deferred); or

5.6.2	proceed to Completion so far as practicable (without prejudice to its rights under this Agreement); or

5.6.3	terminate this Agreement and this Agreement shall immediately cease to be of any effect except for this Clause 5.6, Clauses 1, 12, 14, 15, 16.1 to 16.4, 17 and 18 which shall remain in force.

5.7	If either Party defers Completion to another date in accordance with Clause 5.6.1, the provisions of this Agreement apply as if that other date is the Completion Date.

5.8
If either Party terminates this Agreement pursuant to Clause 5.6.3, each party’s further rights and obligations cease immediately on termination, but termination does not affect a party’s accrued rights and obligations at the date of termination.

6.	Effective Date Accounts

6.1
A draft of the Effective Date Accounts (the “Draft Effective Date Accounts”) shall be prepared by the Vendor as soon as reasonably practicable and no later than 9 December 2005 (or such other date as the Parties may agree in writing) and such accounts:

6.1.1
shall be prepared in accordance with the provisions of Schedule 2 and, insofar as they do not conflict with the provisions of Schedule 2, on the same accounting bases and in accordance with the same accounting and valuation principles and practices as the Accounts; and

6.1.2	shall in all respects comply with current legislation and standard accounting principles and practice in Hong Kong.

6.2
On or before 9 December 2005 (or such later date as the Parties may agree in writing) , the Vendor shall submit the Draft Effective Date Accounts to the Purchaser’s Accountants who shall then conduct an audit applying the same bases and principles as referred to in Clause 6.1.

6.3
If the Purchaser’s Accountants and the Vendor are able to agree to the form and content of the Draft Effective Date Accounts, the Draft Effective Date Accounts so agreed shall be the Effective Date Accounts.

6.4
If the Purchaser’s Accountants and the Vendor are unable to agree as to the form and content of the Draft Effective Date Accounts on or before 16 December 2005 (or such later date as the Parties may agree in writing), the matter may be referred by the Vendor or the Purchaser to an independent firm of chartered accountants appointed by agreement between the Vendor and the Purchaser or, failing such agreement, nominated by the President for the time being of the Hong Kong Society of Accountants on the application of the Vendor or the Purchaser and such independent firm of chartered accountants shall, by no later than 23 December 2005,:

6.4.1
settle any matter in dispute, applying the same bases and principles as referred to in Clause 6.1 and (unless both the Vendor and the Purchaser shall otherwise direct in writing) determine the form and content of the Draft Effective Date Accounts; and

6.4.2
determine (if any) the form and content of the Draft Effective Date Accounts and such determination, shall, in the absence of manifest error, be final and binding on the Parties and such chartered accountants shall be deemed to act as experts and not as arbitrators.

The Draft Effective Date Accounts as so determined by the independent firm of chartered accountants shall be the Effective Date Accounts for the purposes of this Agreement.

6.5
The costs of the Purchaser's Accountants in respect of the audit of the Draft Effective Date Accounts shall be borne by the Purchaser. The costs of the independent chartered accountant, if any, shall be borne by the Vendor and the Purchaser in equal share.

7.	Adjustment of Consideration

7.1
The Initial Consideration shall be reduced by the amount, if any, by which the net asset value of the Company (being the total net tangible assets less total liabilities) as shown in the Effective Date Accounts falls short of the amount of US$1,893,000.00.

7.2
The Initial Consideration shall be increased by the amount, if any, by which the net asset value of the Company (being the total net tangible assets less total liabilities) as shown in the Effective Date Accounts exceeds the amount of US$1,893,000.00.

7.3
The sum of US$4,000,000.00 to be settled by way of the Promissory Note shall be adjusted based on the amount of tax liabilities incurred by the Company calculated at 17.5% in respect of profits generated by the Company for the period from the Accounting Date to the Completion Date as shown in the Effective Date Accounts; and the amount payable for each of the eight quarterly instalments pursuant to the Promissory Note shall be adjusted on a pro rata basis.

7.4
In the event that the Margin in respect of Non-Conair Sales of the Company for the 12-month period ending on 30 November 2006 is less than US$2,700,000.00 and the Tire Gauge Sales of the Company for the 12-month period ending on 30 November 2006 is less than US$10,000,000.00, the Retained Consideration shall be reduced in the following manner:

7.4.1	as to US$3,000,000.00 of the Retained Consideration in relation to the Non-Conair Sales, such reduction shall be calculated in accordance with the following formula:

US$3,000,000.00 x	US$2,700,000.00
A

where “A” represents the Margin of the sale in respect of the Company's Non-Conair Scales for the 12-month period ending on 30 November 2006.

7.4.2	as to US$2,000,000.00 of the Retained Consideration in relation to the Tire Gauge Sales, such reduction shall be calculated in accordance with the following formula:

US$2,000,000.00 x	B
C

where “B” represents any dollar increase of the Tire Gauge Sales of the Company for the 12-month period ending on 30 November 2006 from the sum of US$8,000,000.00 (up to US$10,000,000.00); and

where “C” represents the difference between US$8,000,000.00 and US$10,000,000.00.

For the avoidance of doubt, the calculation of the adjustment and the adjustment itself in relation to the Retained Consideration in respect of the Non-Conair Sales in Clause 7.4.1 and Tire Gauge Sales in Clause 7.4.2 are mutually exclusive and the adjustment amount cannot be more than US$3,000,000.00 and US$2,000,000.00 with respect to Clauses 7.4.1 and 7.4.2 respectively.

7.5	For the purpose of Clause 7.4,

7.5.1	“Cost” shall mean:

7.5.1	for products that are manufactured by a third party manufacturer, the amount shown on the invoice issued to the Company by such third party manufacturer and

7.5.2
for products that are manufactured by a Purchaser’s Group Company, the amount that would otherwise have been shown on the invoice that would have been issued to the Company by a third party manufacturer.

7.5.2	“Margin” shall mean the aggregate amount of Non-Conair Sales less the Cost of the Non-Conair Sales;

7.5.3	“Non-Conair Sales” shall mean the sale of scale products by the Company to its customers other than Conair Corporation, a company incorporated in the United States of America, and its affiliates;

7.5.4	“Tire Gauge Sales” shall mean the aggregate amount of sales of the Company in relation to the Tire Gauge Business for the 12-month period ending on 30 November 2006.

7.6	Adjustment

7.6.1
The adjustments to the Retained Consideration (if any) contemplated under Clause 7.4 shall be made by no later than 15 December 2006. On or before 15 December 2006, the Purchaser shall notify the Vendor in writing of any reduction to the Retained Consideration (“Reduction”) in accordance with Clause 7.4 and shall provide the Vendor with documentary and other evidence supporting the calculation of the Reduction.

7.6.2
At the request of the Vendor, the Purchaser shall give and shall procure that the Vendor or any persons authorised by it will for the purpose of satisfying the accuracy of the Reduction be given such access to the premises and all books, records and accounts of the Company as the Vendor may reasonably request.

7.6.3
In the event that the Vendor does not agree with the amount of Reduction as notified by the Purchaser pursuant to Clause 7.6.1, the Parties shall use their respective reasonable endeavours to resolve any difference,

7.6.4
In the event that the Parties are unable to agree to the amount of the Reduction by 20 December 2006, the matter may be referred by the Vendor or the Purchaser to an independent firm of chartered accountants appointed by agreement between the Vendor and the Purchaser or, failing such agreement, nominated by the President for the time being of the Hong Kong Society of Accountants on the application of the Vendor or the Purchaser and such independent firm of chartered accountants shall by no later than 1 January 2007, settle any matter in dispute, and (unless both the Vendor and the Purchaser shall otherwise direct in writing) determine the amount of the Reduction in accordance with the provisions of Clause 7.4; and the determination of such independent firm of chartered accountants shall in the absence of manifest error, be final and binding on the Parties and such chartered accountants shall be deemed to act as experts and not as arbitrators.

8.	Non-competition undertaking

8.1	The Vendor undertakes with the Purchaser (for itself and as agent and trustee for the Company) that, except with the consent in writing of the Purchaser and subject to the provisions of Clause 8.4:

8.1.1
for the period of three years after Completion it will not within any country or place in which the Company has carried on business during the year preceding the Completion either on its own account or in conjunction with or on behalf of any person, firm or company carry on or be engaged, concerned or interested, directly or indirectly, in carrying on any business carried on by the Company within such preceding year (other than as a holder of not more than 5 per cent of the issued share or debentures of any company listed on a recognised stock exchange). For the avoidance of doubt, the business carried on by the Company shall include the Tire Gauge Business;

8.1.2
for the period of three years after Completion it will not within any country or place sell loadcells and/or license its Microfused Technology for the production and manufacture of loadcells to any of the following scale companies: Fooktin Technologies Limited, Bonso Electronics Limited, Precision Press Limited, Management Investment & Technology Company Ltd, Charder Electronic Company, Beaverite, Camry Industries (HK) Limited, Kenwell Industries Company, Shine (HK) Development Limited and Tanita Corporation, or the Affiliates (other than Affiliates not in the scale business), successors or assigns of any of these companies.

For the avoidance of doubt, after Completion, the Vendor and the Vendor's Group Companies are not prohibited or restricted from competing with the Company in relation to any business or products which are manufactured by the Company using any technology not licensed to it by the Vendor.

8.2
The Purchaser undertakes with the Vendor (for itself and as agent and trustee for each Vendor’s Group Company) that, except with the consent in writing of the Vendor and subject to the provisions of Clause 8.4:

8.2.1
(i) it will not at any time hereafter sell or offer for sale loadcells produced or manufactured using the Vendor’s Microfused Technology as stand alone parts; or (ii) use the Vendor's Microfused Technology for manufacture of loadcell products used as pressure sensors or sensors which are competitive to the business of any Vendor’s Group Company;

8.2.2
for the period of three years after Completion it will limit its sale, in any country or place, of loadcells produced or manufactured using the Vendor’s Microfused Technology, to loadcells (i) incorporated in end products for Scale Use, or (ii) incorporated in end products other than for Scale Use and exclusively for Home Use and not used as pressure sensors or products competitive with the business of Vendor, or (iii) incorporated in subassemblies for Scale Use, including but not limited to, loadcell plus module, loadcell in a plastic housing, loadcell plus an electronic circuit and loadcell packaged in housing plus module, or (iv) incorporated in subassemblies other than for Scale Use and exclusively for Home Use and not used as pressure sensors or sensors which are competitive to the business of any Vendor’s Group Company, thereafter, the Company, the Purchaser or any of the Purchaser’s Group Company may sell or offer to sell loadcells produced or manufactured using the Vendor’s Microfused Technology, either (1) sold incorporated in end products for Scale Use, or (2) sold incorporated in subassemblies for Scale Use, including but not limited to, loadcell plus module, loadcell in a plastic housing, loadcell plus an electronic circuit and loadcell packaged in housing plus module, or (3) sold incorporated in end products not used as a pressure sensor or sensors which are competitive to any Vendor’s Group Company or (4) sold incorporated in subassemblies not used as a pressure sensor or sensors which are competitive to any Vendor’s Group Company.

For the avoidance of doubt, the Company, the Purchaser or any member of the Purchaser’s Group Company are not prohibited or restricted from competing with the Vendor or any member of the Vendor’s Group Companies in relation to the development, sale, manufacture, promotion, marketing, distribution, import and export of loadcells which are manufactured not using the Microfused Technology.

8.3
Each Party shall use its best endeavours to procure that all companies directly or indirectly owned or Controlled by each party shall be bound by and observe the provisions of this Clause 8 as if they were parties covenanting with the other party in the same terms.

8.4
While the restrictions contained in this Clause 8 are considered by the Parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Purchaser or the Vendor, as the case may be, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

9.	Warranties and Indemnities

9.1	The Vendor represents and warrants to the Purchaser that each of the statements set out in Schedule 3 is now and will at Completion be true and accurate.

9.2	The Warranties are given subject to matters fairly disclosed in the Disclosure Letter, the Accounts or any of the documents annexed to the Disclosure Letter.

9.3	The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance upon the Warranties and has been induced by them to enter into this Agreement.

9.4
Without restricting the rights of the Purchaser or otherwise affecting the ability of the Purchaser to claim damages on any other basis available to it, in the event that any of the Warranties is broken or (as the case may be) proves, by way of mutual agreement between the Purchaser and the Vendor, or, if mutual agreement cannot be reached, adjudged by a court of competent jurisdiction, to be untrue or misleading, the Vendor shall, on demand, pay to the Purchaser or, at the Purchaser’s direction, the Company, the amount necessary to put the Company into the position which would have existed if the Warranties had not been broken or (as the case may be) had been true and not misleading.

9.5
Notwithstanding any other provisions in the Agreement, the Vendor hereby agrees to indemnify the Purchaser against and hold the Purchaser harmless from all damages or losses suffered by the Purchaser as a result of:

9.5.1	the patent infringement litigation by the SEB Group as disclosed under Warranty number 9.2(1) of the Specific Disclosures in Part B of the Disclosure Letter; and

9.5.2	the billing dispute between the Company and Precision Press Limited as disclosed under Warranty number 9.3(1) of the Specific Disclosures in Part B of the Disclosure Letter;

provided, however, that Purchaser shall (i) promptly notify Vendor in writing of any suits, actions, proceedings and/or claims received by or instituted against Purchaser and relating to damages and losses indemnified pursuant to this Section 9.5, and (ii) provide to Vendor all reasonably available information, assistance and authority to defend and/or settle any such suit, action, proceeding and/or claim, however, reserving unto Purchaser the right to: participate in any defense to the extent that, in its judgment, Purchaser may be prejudiced thereby, and approve any settlement offer made by or to Vendor which may affect Purchaser’s rights or interests.

9.6
Each of the Warranties shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or any other term of this Agreement.

9.7
Unless otherwise expressly provided where any statement in the Warranties is qualified by the expression “so far as the Vendor is aware” or “to the best of the Vendor’s knowledge and belief” or any similar expression, that statement shall be deemed to include an additional statement that it has been made after reasonable enquiry.

9.8
The Vendor hereby agrees with the Purchaser (for itself and as trustee for the Company) to waive any rights which it may have in respect of any misrepresentation or inaccuracy in, or omission from, any information or advice supplied or given by the Company or its officers or employees (except for any fraud or wilful concealment on the part of the Company’s officers or employees) in connection with the giving of the Warranties and preparation of the Disclosure Letter.

9.9
The Vendor hereby agrees to disclose promptly to the Purchaser in writing immediately upon becoming aware of the same, any matter, event or circumstance (including any omission to act) which may arise and become known to it after the date of this Agreement and before Completion which:-

9.9.1	constitutes a breach of or is inconsistent with any of the Warranties; or

9.9.2	has, or is likely to have, an adverse effect on the financial position or prospects of the Company.

9.10
In the event of its becoming apparent on or before Completion that the Vendor is in material breach of any of the Warranties or any other term of this Agreement the Purchaser may terminate this Agreement by notice in writing to the Vendor.

9.11	The liabilities of the Vendor under the Warranties:-

9.11.1
shall cease after two (2) years from the Completion Date except in respect of matters which have been the subject of a Relevant Claim made before such date by the Purchaser to the Vendor and except in respect of matters relating to Intellectual Property;

9.11.2
shall be limited to a maximum aggregate amount of the then remaining amount that is due from time to time of the Retained Consideration, unless in each case the Relevant Claim or Relevant Claims has/have arisen by reason of fraud or wilful concealment on the part of the Vendor or on the part of any officer of the Company or of the Vendor prior to the date of this Agreement.

9.12
No claim shall be brought against the Vendor unless written particulars thereof (stating in reasonable detail the specific matters in respect of which the Relevant Claim is made and, if practicable, the amount claimed) shall have been notified in writing to the Vendor before the expiry of a period of two (2) years from the Completion Date.

9.13	The Vendor is not liable in respect of a Relevant Claim:

9.13.1	unless the amount that would otherwise be recoverable from the Vendor (but for this Clause 9.13.1) in respect of that Relevant Claim exceeds US$100,000.00; and

9.13.2
unless and until the amount that would otherwise be recoverable from the Vendor (but for this Clause 9.13.2) in respect of that Relevant Claim, when aggregated with any other amount or amounts recoverable in respect of other Relevant Claims (excluding any amounts in respect of a Relevant Claim for which the Vendor has no liability because of Clause 9.13.1), exceeds US$1,000,000.00 and in the event that the aggregated amounts exceed US$1,000,000.00 the Vendor shall only be liable for the excess.

9.14
A Relevant Claim notified in accordance with Clause 9.12 and not satisfied, settled or withdrawn is unenforceable against the Vendor on the expiry of the period of six (6) months starting on the day of notification of the Relevant Claim, unless proceedings in respect of the Relevant Claim have been properly issued and validly served on the Vendor.

9.15	The Vendor is not liable in respect of a Relevant Claim:

9.15.1
to the extent that the matter giving rise to the Relevant Claim would not have arisen but for the passing of, or a change in, a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body after the date of this Agreement or an increase in the Tax rates or an imposition of Tax, in each case not actually or prospectively in force at the date of this Agreement;

9.15.2
to the extent that the matter giving rise to the Relevant Claim arises wholly or partially from an Event before or after Completion at the request or direction of, or with the consent of, a Purchaser's Group Company (which for these purposes includes the Company only after Completion) or an authorised agent or adviser of a Purchaser's Group Company;

9.15.5
to the extent that the matter giving rise to the Relevant Claim, was taken into account in computing the amount of an allowance, provision or reserve in the Accounts or the Effective Date Accounts or was specifically referred to in the Accounts or the Effective Date Accounts or in accordance with generally accepted accounting principles, has not been so taken account of or referred to;

9.15.8	to the extent that the matter giving rise to the Relevant Claim would not have arisen but for:

(a)
a claim, election, surrender or disclaimer made, or notice or consent given, or another thing done, after Completion under, or in connection with, a provision of an enactment or regulation relating to Tax by a Purchaser's Group Company the making, giving or doing of which was not taken into account in computing a provision for Tax in the Accounts or the Effective Date Accounts; or

(b)
the Company's failure or omission to make a claim, election, surrender or disclaimer, or give a notice, or consent or do another thing, under, or in connection with, a provision of an enactment or regulation relating to Tax after Completion, the anticipated making, giving or doing of which was taken into account in computing the provision for Tax in the Accounts or the Effective Date Accounts.

9.16	The Purchaser is not entitled to recover more than once in respect of any one matter giving rise to a Relevant Claim.

9.17	If the Purchaser becomes aware of a matter which constitutes or which would or might give rise to a Relevant Claim:

9.17.1	the Purchaser shall immediately give notice to the Vendor of the matter and shall consult with the Vendor with respect to the matter;

9.17.2
the Purchaser shall, and shall ensure that each Purchaser’s Group Company will, provide to the Vendor and its advisers reasonable access during normal business hours to premises and personnel and to relevant assets, documents and records within the power or control of each Purchaser’s Group Company for the purposes of investigating the matter and enabling the Vendor to take the action referred to in Clause 9.17.4(a);

9.17.3	the Vendor (at its cost) may take copies of the relevant documents or records, and photograph the premises or assets at reasonable hours, referred to in Clause 9.17.2;

9.17.4	the Purchaser shall, and shall ensure that each Purchaser's Group Company will:

(a)	take any action and institute any proceedings, and give any information and assistance, as the Vendor may reasonably request to:

(i)	avoid, dispute, resist, appeal, compromise, defend, remedy or mitigate the matter; or

(ii)	enforce against a person (other than a Vendor's Group Company) the rights of a Purchaser's Group Company in relation to the matter; and

(b)
in connection with proceedings related to the matter (other than against a Vendor's Group Company) use advisers nominated by the Vendor and, if the Vendor requests, allow the Vendor the exclusive conduct of the proceedings in consultation with the Purchaser, and in each case on the basis that the Vendor shall fully indemnify the Purchaser, and keep the Purchaser fully indemnified, on demand against all reasonable costs incurred as a result of a request or nomination by the Vendor.

9.17.5	the Purchaser shall not, and shall ensure that no Purchaser's Group Company will, admit liability in respect of, or compromise or settle, the matter without the prior written consent of the Vendor.

9.18	In assessing any damages or other amounts recoverable for a Relevant Claim there shall be taken into account any corresponding savings by, or net benefit to, a Purchaser's Group Company.

9.19
If the Vendor pays to a Purchaser's Group Company an amount in respect of a Relevant Claim and the Purchaser or a Purchaser's Group Company subsequently recovers from another person an amount which is referable to the matter giving rise to the Relevant Claim:

9.19.1	if the amount paid by the Vendor in respect of the Relevant Claim is more than the Sum Recovered, the Purchaser shall immediately pay to the Vendor the Sum Recovered; and

9.19.2
if the amount paid by the Vendor in respect of the Relevant Claim is less than or equal to the Sum Recovered, the Purchaser shall immediately pay to the Vendor an amount equal to the amount paid by the Vendor.

9.20
For the purposes of Clause 9.19, "Sum Recovered" means an amount equal to the total of the amount recovered from the other person less any Tax computed by reference to the amount recovered from the person payable by a Purchaser's Group Company and less all reasonable costs incurred by a Purchaser's Group Company in recovering the amount from the person.

9.21	Nothing in this Agreement restricts or limits the Purchaser's general obligation at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.

9.22
If, at any time after the date of this Agreement, the Vendor wants to insure against its liabilities in respect of Relevant Claims, the Purchaser shall provide such information as a prospective insurer may reasonably require before effecting the insurance.

9.23
The Purchaser shall, and shall ensure that the Company will, preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Relevant Claim.

9.24	If the Purchaser or the Company becomes aware that:

9.24.1	any provision for Tax in the Accounts or the Effective Date Accounts is likely to be an overprovision (an "Overprovision"); or

9.24.2
the Company is entitled to any repayment of Tax overpaid by the Company (other than a repayment which has been shown as an asset in the Accounts or the Effective Date Accounts) and/or any interest in respect of any period before Completion (a "Repayment"), the Purchaser shall immediately give written details thereof to the Vendor and the Vendor may upon receiving such notice, or in the absence of such notice, at any time request the auditors for the time being of the Company to certify (at the expense of the Vendor) the amount of such Overprovision or Repayment, and the amount so certified shall be dealt with in accordance with Clause 9.25.

9.25	Where it is provided under Clause 9.24 that any amount (the "Relevant Amount") is to be dealt with in accordance with this Clause:

9.25.1	the Relevant Amount shall first be set off against any payment then due from the Vendor in respect of a Relevant Claim;

9.25.2
to the extent that there is an excess, a refund shall be made to the Vendor of any previous payment or payments made in respect of a Relevant Claim and not previously refunded under this Clause up to the amount of such excess; and

9.25.3
to the extent that the excess referred to in Clause 9.25.2 is not exhausted under that Clause, the remainder of that excess shall be carried forward and set off against future payment or payments which become due from the Vendor in respect of a Relevant Claim.

9.26
If any sum payable by the Vendor under this Clause 9 shall be subject to Tax (whether by way of deduction or withholding or direct assessment of the person entitled thereto) such payment shall be increased by such an amount as shall ensure that after deduction, withholding or payment of such Tax the recipient shall have received a net amount equal to the payment otherwise required hereby to be made.

9.27
If any potential Relevant Claim arises by reason of a liability which is contingent only or otherwise not capable of being quantified, the Purchaser shall not be entitled to enforce a Relevant Claim until such liability ceases to be contingent and becomes actual or capable of being quantified.

10.	The Purchaser’s Remedies

10.1
Notwithstanding that the Purchaser becomes aware at any time after Completion (whether or not by reason of the Disclosure Letter or any of the documents annexed to the Disclosure Letter)of a fact or circumstance which gives rise to or which would or might give rise to a Relevant Claim; the Purchaser shall not be entitled to rescind this Agreement or treat this Agreement as terminated but shall only be entitled to claim damages in respect of such matter and, accordingly, the Purchaser waives all and any rights of rescission it may have in respect of any such matter (howsoever arising or deemed to arise), other than any such rights in respect of fraud.

11.	The Purchaser’s Warranties And Undertakings

11.1	The Purchaser represents and warrants to the Vendor that:

11.1.1
the Purchaser has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights and perform its obligations under this Agreement and each document to be executed at or before Completion to which it is expressed to be a party (the “Purchaser’s Completion Documents”);

11.1.2
the Purchaser’s obligations under this Agreement and the Purchaser’s Completion Documents are, or when the relevant Purchaser’s Completion Document is executed will be, enforceable in accordance with their respective terms;

11.1.3	the execution and delivery of, and the performance by the Purchaser of its obligations under, this Agreement and the Purchaser’s Completion Documents will not:

(a)	result in a breach of any provision of the memorandum or articles of association or by-laws or equivalent constitutional documents of the Purchaser;

(b)
result in a breach of, or constitute a default under, any instrument to which it is a party or by which the Purchaser is bound and which is material in the context of the transactions contemplated by this Agreement;

(c)	result in a breach of any order, judgment or decree of any court or governmental agency to which the Purchaser is a party or by which it is bound or submits; or

(d)
require the Purchaser to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date hereof both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement); and

11.1.4
the Purchaser is not aware as at the date of this Agreement of any fact, matter or circumstance which might entitle the Purchaser either at Completion or with the passing of time to make a Relevant Claim against the Vendor.

11.2	The Purchaser undertakes to the Vendor for itself and as agent and trustee for each other Vendor’s Group Undertaking that (in the absence of fraud) the Purchaser:

11.2.1	has no rights against; and

11.2.2	may not make any claim against

any employee, director, agent, officer or adviser of the Company on whom it may have relied before agreeing to any term of, or entering into, this Agreement or any other agreement or document referred to herein.

11.3
The Purchaser represents and warrants to the Vendor that at Completion it will have immediately available on an unconditional basis (subject only to Completion) the necessary cash resources to meet its obligations under this Agreement and the Purchaser’s Completion Documents.

11.4
During the 12-month period ending on 30 November 2006, the Purchaser shall procure that the Company shall not (save with the prior written consent of the Vendor, such consent not to be unreasonably withheld or delayed):

11.4.1	sell, transfer, assign or otherwise dispose of a material part of its assets or undertaking (or any interest therein) or contract so to do in respect of Non-Conair Business or Tire Gauge Business;

11.4.2	alter the nature of its Non-Conair Business and Tire Gauge Business;

11.4.3	commence any action for winding up or dissolution;

11.4.4	save in the event of fraud or other gross misconduct, dismiss any key employee;

11.4.5	and shall procure that no Purchaser’s Group Company shall, by any positive act divert away from the Company any existing customer of the Non-Conair Business or the Tire Gauge Business .

11.5
For the purpose of Clause 11.4, “Non-Conair Business” shall mean the business of supplying scales by the Company to its customers other than Conair Corporation, a company incorporated in the United States of America, and its affiliates.

12.	Restriction on Announcements

Each of the Parties undertakes that prior to or after Completion it will not (save as required by law or by any securities exchange or any supervisory or regulatory body to whose rules any of the Parties is subject) make any announcement in connection with this Agreement unless the other Parties shall have given their respective consents to such announcement (which consents may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

13.	Pre-Completion Obligations and Post-Completion Obligations

13.1	The Vendor shall procure that the business of the Company is operated until Completion in the same manner as it was operated prior hereto.

13.2
As from the date of this Agreement, the Vendor shall give and shall procure that the Purchaser or any persons authorised by it will for the purpose of satisfying itself as to the accuracy of the Warranties be given such access to the premises and all books, title deeds, records and accounts of the Company as the Purchaser may reasonably request and be permitted to take copies of any such books, deeds, records and accounts and that the Directors and employees of the Company shall be instructed to give promptly all such information and explanations to any such persons as aforesaid as may be requested by it or them.

13.3
The Vendor will, for a period of 18 months after Completion, and at the request of the Purchaser, and subject to the availability of the necessary and relevant documents, information or records, provide for free any and all Knowhow and technical assistance to the Purchaser, any member of the Purchaser's Group Company and the Company, for the setting up of a loadcell production line, such technical assistance, which shall include, but is not limited to following:

13.3.1	vendor list, part numbers, contact information for all materials and suppliers used in all aspect of loadcell productions;

13.3.2	complete drawing package, technical details, materials, methods, apparatus, process work instructions for saw, ETCH / release of strain gauge from wafer;

13.3.3	ability to order and/or duplicate any custom equipment developed by the Vendor used in all processes from die fab to actual loadcell production;

13.3.4	ability to build tools for fabricating loadcell substrate and documentation package for loadcell manufacturing;

13.3.5	test procedures and data for in process WIP as well as final part;

13.3.6	qualification test regimes and test data;

13.3.7	follow up support.

13.4
The Vendor undertakes to transfer, or to use its best endeavours to procure the transfer, by way of assignment, license or sub-license, as appropriate, all Intellectual Property rights that are used, or required to be used, in the conduct of the business as currently conducted by the Company and/or the Vendor’s Group Company relating to the development, manufacture, marketing, sale, distribution and promotion of scales and the Tire Gauge Business, including all rights of the same or similar effect or nature and which now or in the future may subsist.

13.5
The Vendor will, within three years of Completion, disclose to the Purchaser, any of the Purchaser’s Group Company and the Company, any and all improvements to the loadcell Knowhow and technology specifically designed for loadcells to be used in products consistent to those produced by the Company or the Vendor during the period of 18 (eighteen) months prior to the Completion Date, applicable in the field of scales and tire gauges, and shall license Purchaser, any of the Purchaser’s Group Company and the Company to use such improvements, on a non-exclusive, royalty-free basis, subject to the provisions of Section 8.2.2 hereof.

13.6
At the Purchaser’s request, the Vendor shall exercise reasonable efforts to provide information and documents in its possession and make its employees available to Vendor or Vendor’s intellectual property counsel to assist the Company and the Purchaser’s Group Company to overcome any objection to the grant of any Company’s Intellectual Property (as defined in Schedule 3) or any action challenging the validity of the Company’s Intellectual Property and to provide all reasonable assistance to the Company and the Purchaser’s Group Company to defend any action challenging the sole and legitimate ownership of the Company in the rights, title and interest in or to the Company’s Intellectual Property.

13.7
The Vendor shall grant to the Purchaser and its subsidiaries the right to access, inspect, observe, and use on demand and without any fees or charges whatsoever from the Purchaser for 4 calendar months counting from the first working date after the Completion Date during normal business hours, and at a fee of US$10,000.00 per month thereafter, any computer software system previously used for the operation of the scale business of the Company, including but not limited to databases containing customer information, marketing records, advertising records, sales and purchase orders, delivery records, accounting information and related operating software systems;

13.8
The Vendor shall procure MSI China to grant to the Purchaser and its subsidiaries the right to use 5,000 square feet of the office premises situated at Block 4A, Tian Fa Building, Tian Au Cyber Park, Fu Tian District, Shenzhen China 518048 and to use all the furniture and fittings at the office premises that are necessary for the operation, during normal business hours, of the Company's scale and Tire Gauge Businesses in the PRC on demand and without any fees or charges whatsoever from the Purchaser for 4 calender months counting from the first working date after the Completion Date except for any operating costs (including but not limited to telephone lines rental, electricity, etc) which shall be borne by the Purchaser.

13.9
To the extent that monies are received by the Company on or after Completion in respect of any invoices issued by the Vendor or a Vendor’s Group Company on or prior to 30 November 2005 in connection with the Tire Gauge Business, the Purchaser undertakes to hold and shall procure that the Company shall hold such monies on trust for the Vendor and to pay such monies to the Vendor promptly and in any event within 7 days of receipt.

13.10
To the extent that monies are received by the Vendor or a Vendor’s Group Company on or after Completion in respect of any invoices issued by the Company on or after 30 November 2005 in connection with the Tire Gauge Business, the Vendor undertakes to hold and shall procure that the relevant Vendor’s Group Company shall hold such monies on trust for the Company and to pay such monies to the Company promptly and in any event within 7 days of receipt.

13.11
If a payment of outgoings and expenses in the ordinary course of business in respect of the Company for any period after 30 November 2005 has been or is made by the Vendor, the Purchaser shall repay to the Vendor all amount equal to such payment on the Completion Date.

13.12
If a payment is received by the Vendor or a Vendor’s Group Company on behalf of the Company on or after 1 December 2005, the Vendor or the relevant Vendor’s Group Company shall promptly remit such relevant payment into the Company’s bank account.

14.	Confidentiality of Information

14.1	Each Party shall treat as confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

14.1.1	the provisions of this Agreement;

14.1.2	the negotiations relating to this Agreement;

14.1.3	the subject matter of this Agreement or

14.1.4	the other Party or any member of the MSI Group or the Purchaser’s Group (as the case may be).

14.2
The restrictions contained in Clause 14.1 shall not apply so as to prevent either Party from making any disclosure required by law or by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which the relevant Party is subject or from making any disclosure to any professional adviser for the purposes of obtaining advice (provided always that the provisions of this Clause 14 shall apply to and the relevant Party shall procure that it applies to and is observed in relation to, the use or disclosure by such professional adviser of the information provided to itself) nor shall the restrictions apply in respect of any information which comes into the public domain otherwise than by a breach of this Clause 14 by the relevant Party.

15.	Costs

15.1	Each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made.

15.2	The Vendor confirms that no expense of whatever nature relating to the sale of the Sale Share has been or is to be borne by the Company.

16.	General

16.1	This Agreement shall be binding upon and enure for the benefit of the estates, personal representatives or successors of the Parties.

16.2	A Party may not assign, or purport to assign, all or any part of the benefit of, or its rights or benefits under, this Agreement without the prior written consent of the other Party.

16.3
This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter hereof; it is expressly declared that no variations hereof shall be effective unless made in writing signed by duly authorised representatives of the Parties.

16.4	All of the provisions of this Agreement shall remain in full force and effect notwithstanding Completion (except insofar as they set out obligations which have been fully performed at Completion).

16.5
If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

16.6	The Purchaser may release or compromise the liability of the Vendor hereunder or grant to the Vendor time or other indulgence.

16.7	No failure of either party to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

16.8
Upon and after Completion either Party shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give effect to the terms of this Agreement and to place control of the Company in the hands of the Purchaser and pending the doing of such acts, deeds, documents and things the Vendor shall as from Completion hold the legal estate in the Sale Share in trust for the Purchaser.

16.9
This Agreement may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

17.	Notices

Any notice required to be given by either Party the other shall be deemed validly served by hand delivery or by prepaid registered letter sent through the post (airmail if to an overseas address) or by facsimile transmission to its address given herein or such other address as may from time to time be notified for this purpose and any notice served by hand shall be deemed to have been served on delivery, any notice served by facsimile transmission shall be deemed to have been served when sent and any notice served by prepaid registered letter shall be deemed to have been served 48 hours (72 hours in the case of a letter sent by airmail to an address in another country) after the time at which it was posted and in proving service it shall be sufficient (in the case of service by hand and prepaid registered letter) to prove that the notice was properly addressed and delivered or posted, as the case may be, and in the case of service by facsimile transmission to prove that the transmission was confirmed as sent by the originating machine.

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days’ prior written notice specified to the other parties):

To the Vendor	:	Kenabell Holding Limited
1000 Lucas Way,
Hampton,
Virginia 23666,
U.S.A.

With copy to the Hong Kong office of Clifford Chance

		E-mail:	frank.guidone@msiusa.com
		Fax no.:	1-757-767-4347
		Attention:	Mr. Frank Guidone

To the Purchaser	:	Fervent Group Limited
26th Floor, Office B
United Centre
95 Queensway
Admiralty
Hong Kong

		E-mail:	mblee@mblcpa.com.hk
		Fax no.:	(852) 3181 9399
		Attention:	Mr. M.B. Lee

Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by e-mail, when transmitted electronically provided that no notification that the electronic communication has not reached its recipient has been received by the sender, except that any failure in transmission beyond the sender’s control shall not invalidate the effectiveness of the notice or document being served; (c) if given or made by fax, when despatched.

18.	Governing Law and Submission to Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts for the purpose of enforcing any claim arising hereunder. The Vendor hereby irrevocably appoints The Law Debenture Corporation (H.K.) Limited of Room 1904, 19/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, Judgment or other notice of legal process in Hong Kong. The Purchaser hereby irrevocably appoints M.B. Lee & Co., Certified Public Accountants of 26th Floor, Office B, United Centre, 95 Queensway, Admiralty, Hong Kong, as its agent to receive and acknowledge on its behalf service of any writ, summons, order, Judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Vendor for this purpose, the Vendor shall promptly appoint a successor agent, notify the Purchaser thereof and deliver to the Purchaser a copy of the new process agent’s acceptance of appointment Provided that until the Purchaser receives such notification, it shall be entitled to treat the agent named above (or its said successor) as the agent of the Vendor for the purposes of this Clause. The Vendor agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong.

SCHEDULE 1
Details of the Company

THE COMPANY

1.	Registered number:	TR-133680
2.	Address of registered office:	Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847GT, Grand Cayman, Cayman Islands, British West Indies
3.	Date and place of incorporation:	11 March 2004, Cayman Islands
4.	Authorised share capital:	US$1,000,000.00 divided into 1,000,000 ordinary shares of US$1.00 each
5.	Issued share capital:	US$1.00
6.	Directors:	Franklin Dwyer Guidone, Jr
7.	Shareholders:	Kenabell Holding Limited
8.	Secretary:	NIL
9.	Annual Accounts Date:	31 March
10.	Auditors:	KPMG

SCHEDULE 2
Effective Date Accounts

1.	A reserve in the agreed sum of US$978,500.00 shall be made in respect of the inventory of the Company as at the close of business on 30 November 2005.

2.	To provide for severance payments in respect of the termination of the existing 7 employees of the Company.

SCHEDULE 3
Warranties

1.	The Accounts

1.1
The Accounts have been prepared in accordance with the requirements of all relevant applicable laws and applicable statements of standard accounting practice and with generally accepted accountancy principles and practice and show a true and fair view of the state of affairs of the Company and of its results and profits for the financial period ended on the Accounting Date.

1.2	The Accounts disclose and make adequate provision for all actual liabilities.

1.3	The Accounts disclose and make adequate provision for or note all contingent, unquantified or disputed liabilities, capital commitments and deferred or provisional Tax.

1.4
Adequate provision or reserve has been made in the Accounts for all Tax including deferred or provisional taxation which the Company was, as at the Accounting Date, or might at any time thereafter become or have become liable including (without limitation) Tax:

1.4.1	on or in respect of or by reference to the profits, gains or income for any period ended on or before the Accounting Date;

1.4.2	in respect of any event before the Accounting Date including distributions made and charges on profits, income or assets on or before such date.

1.5
The trade accounts receivable of the Company as shown in the Effective Date Accounts due from the Company’s customers other than Conair Corporation shall be collectible in full within 120 days of the Completion Date subject to the Company using all reasonable endeavours to collect the same. Notwithstanding Clause 9.11.2 of this Agreement, the liabilities of the Vendor under the Warranty contained in this paragraph 1.5 shall be limited to the maximum amount of US$120,000.00.

1.6	The Company has not factored any of its debts or entered into any financing arrangement of a type which would not require to be shown or reflected in the Accounts.

1.7	Except as disclosed in the Accounts there are at the date hereof:-

1.7.1	no loans, guarantees, material undertakings, material commitments on capital account or unusual liabilities, actual or contingent, made, given, entered into or incurred by or on behalf of the Company;

1.7.2	no mortgages, charges, liens or other similar encumbrances on the assets of the Company or any part thereof; and

1.7.3	no outstanding loan capital or other loans to the Company.

2.	Management Accounts

The Management Accounts have been prepared in accordance with the accounting policies of the Company and on a consistent basis with the monthly management accounts of the Company and show a fair view of the assets and liabilities and profits and losses of the Company as at and to 31 October 2005.

3.	Tax, Records and Returns

3.1
All returns, computations, notices and information made or provided or required to be made or provided by the Company for any Tax purpose have been made or given within the requisite periods and on a proper basis and when made were true and accurate in all material respects and are up to date.

3.2	The Company has not effected any transactions which would require any consent or clearance from a relevant Tax authority.

3.3	Since the date of its incorporation, neither the Company nor any director or officer of the Company has paid or become liable to pay any fine, penalty, surcharge or interest in relation to Tax.

3.4
Since the date of its incorporation and ended on the Accounting Date, there has been no major change in the nature or conduct of a trade or business of the Company nor has the scale of the activities in such a trade or business become small or negligible.

3.5
No act or transaction has been or will, on or before Completion, be effected by the Company, the Vendor or any other person (including the sale of the Sale Share), in consequence of which the Company is or may be held liable for Tax primarily chargeable against some other person.

3.6
The Company has made all deductions and withholdings in respect, or on account, of any Tax from any payments made by it which it is obliged or entitled to make on or before the date hereof and has duly accounted in full to the appropriate authority for all amounts so deducted or withheld.

3.7
The Company is not under any obligation to make any payment of interest or any annual payment for which no relief will be received, whether as a deduction or otherwise, for Tax purposes and no such payments have been made since the Accounting Date.

3.8
The Company has not entered into or been engaged in or been a party to any transaction which is artificial or fictitious or any transaction or series of transactions or scheme or arrangement of which the main or dominant purpose or one of the main or dominant purposes was the avoidance or deferral of or reduction in the liability to Tax of the Company.

3.9	The Company is not and has not at any time since its date of incorporation and ended with the date of this Agreement been liable to Tax in any jurisdiction other than Hong Kong.

3.10	All documents to which the Company is a party which are subject to stamp or similar duty have been duly stamped and, where appropriate or necessary, adjudicated.

3.11
The information given by the Company to the Customs and Excise Department and all other authorities (whether of Hong Kong or otherwise) in connection with the import or export of any goods was when given true and accurate and the Company has complied with the relevant legislation, regulations, orders, directions or conditions (whether of Hong Kong or otherwise) relating to the import and export of goods and to all relevant customs and excise matters, and all customs duties and tariffs payable by the Company have been paid in full within the applicable time limits.

3.12
The books and records of the Company accurately present and reflect in accordance with generally accepted accounting principles and standards within the Company’s jurisdiction of incorporation all transactions entered into by the Company or to which it has been a party.

3.13
The Company has complied in all material aspects with its reporting obligations to the relevant Tax authority in connection with benefits provided for any director or employee or to any company with which it has contracted for the provision of the services of any individual to the Company.

4.	Corporate Matters

4.1
The Company has been duly incorporated and is validly existing and no order has been made or, so far as the Vendor is aware, petition presented, or resolution passed for the winding up of the Company and no distress, execution or other process has been levied on any of its assets. The Company is not insolvent nor unable to pay its debts, no receiver or receiver and manager has been appointed by any person of its business or assets or any part thereof, and the Company has taken no steps to enter liquidation.

4.2
The Vendor is the beneficial owners of the Sale Share, free and clear of any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever and the Company has not exercised any lien over any of its issued shares and there is no outstanding call on any of the Sale Share and all of the Sale Share are fully paid.

4.3	The Sale Share constitute all the issued shares in the capital of the Company.

4.4	The Company has no and never has had any subsidiary or shares in or stock of any company and the Company has never been a director or other officer of any other company.

4.5	There are no options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any shares in the capital of the Company

4.6
The copies of the Memorandum and Articles of Association of the Company which are attached to the Disclosure Letter are accurate and complete in all respects. The Company has complied with its Memorandum and Articles of Association in all material respects and, has full power, authority and legal right to own its assets and carry on its business and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorised.

4.7	The Register of Members and all other statutory books of the Company are up to date and contain true and accurate records of all matters required to be dealt with therein

5.	Trading and General Commercial Matters

5.1
The Company has good title to all such assets included in the Accounts or acquired by the Company since the Accounting Date (including, but not limited to, the assets contemplated to be transferred to the Company under the Asset Purchase Agreements (other than the asset purchase agreement dated 30 November 2005 entered into between MSI China and 永澵椅子(深圳)有榰公司)) that are necessary to enable it properly to conduct its business as such business has been conducted prior to the date hereof and to all stocks used in its business, as well as the assets contemplated to be transferred to the Company under the Asset Purchase Agreements (other than the asset purchase agreement dated 30 November 2005 entered into between MSI China and 永澵椅子(深圳)有榰公司). All such assets and stocks are free from any liens, mortgages, charges, encumbrances or other third party rights and the stock is in good condition and of merchantable quality.

5.2
The fixed and loose plant, machinery, furniture, fixtures and fittings, equipment and vehicles and other tangible assets used in connection with the business of the Company and all other fixed assets referred to in the Accounts and any additions thereto made since the Accounting Date are the sole and absolute property of and held by the Company free from any liens, mortgages, charges, encumbrances, hire or hire purchase agreements, credit sale agreements or agreements for payment on deferred terms or bills of sale and all such assets are owned by the Company and in the possession or under the control of the Company. All such assets owned or used by the Company are in good repair and capable of being used for the purposes for which they are designed, acquired or used by the Company.

5.3	To the best of the Vendor’s knowledge and belief, the Company is not a party to any contract not made in the ordinary course of business.

5.4
To the best of the Vendor’s knowledge and belief, except in the ordinary course of business no tender, quotation or offer issued by the Company and still outstanding is or will be capable of giving rise to a contract merely by an order acceptance or other action by another party.

5.5
The execution, delivery and performance of this Agreement will not result in the breach or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument to which the Company is a party or by which the Company or its property or assets may be bound or affected or result in the acceleration of any obligation under any loan agreement or violate any applicable law or regulation affecting the Company.

5.6	There are no loans, guarantees, pledges, mortgages, charges, liens or encumbrances, made or incurred by or on behalf of the Company.

5.7
There are no agreements concerning the Company which can be terminated or which have been terminated or under which the rights of any person are liable to be materially adversely affected as a result of a change in control of the Company or in the composition of the Board of Directors of the Company.

5.8	The Company is not the subject of any official investigation or inquiry.

5.9	The Company has at all times carried on its business in compliance with all applicable laws and regulations in all material aspects.

5.10
The Company has given no powers of attorney and no other authority express, implied or ostensible which is still outstanding or effective to any person to enter into any contract or commitment to do anything on its behalf other than the authority of employees to enter into routine trading contracts in the normal course of their duties.

5.11	Other than the name “Measurement Ltd.” and “精痸椅子”, the Company does not carry on business under any other name.

5.12
The Company does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

6.	Confidential Information and Intellectual Property

6.1	(a)
 In this paragraph 6.1 “Confidential Information” means all know-how, lists of customers or suppliers, trade secrets, technical processes or other confidential information belonging to the Company or to any third party.

(b)	To the best of the Vendor’s knowledge and belief, the Company has not misused Confidential Information belonging to any third party in conducting its business since its incorporation.

(c)
To the Vendor’s best knowledge and belief, the Company is not in breach of any agreement or arrangement under which Confidential Information belonging to any third party is made available to the Company.

(d)
Except as set forth in the Disclosure Letter, the Company has no actual knowledge of any actual or alleged misuse by any person of any of its Confidential Information. The Company takes reasonable steps to assure that none of its Confidential Information is disclosed to any person except where such disclosure was properly made in the normal course of the Company’s business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing it or using it other than for the purposes for which it was disclosed by the Company.

6.2
All Intellectual Property used, or required to be used, in the conduct of the business or businesses of the Company and/or the Vendor’s Group Company relating to the development, manufacture, marketing, sale, distribution, promotion, import and export of scales and the Tire Gauge Business:

(a)
is currently owned, or shall at the latest by the Completion Date be owned, by the Company as the sole legal and beneficial owner, free of any licence or encumbrance in favour of a third party, except as disclosed in the Disclosure Letter (“the Company’s Intellectual Property”); or

(b)
is used by the Company and/or Vendor’s Group Company in accordance with the terms of a current licence from the owner of that Intellectual Property which licence is disclosed in the Disclosure Letter (“Licensed IP”)

6.3
None of the Company’s Intellectual Property has been wrongfully or unlawfully acquired by the Company and/or the Vendor’s Group Company. No claim under any warranty contained in documentation by which the Company acquired from any third party ownership of any of the Company's Intellectual Property has been made.

6.4
The material particulars as to registration (and applications therefor) of the Company’s Intellectual Property and Licensed IP, including filing and grant dates, are set forth in Schedule 4. Except as otherwise specified in Schedule 4, each of those registrations is currently in full force and effect, and all renewal fees, annuities or other maintenance fees have been paid when due except as otherwise indicated in Schedule 4 and all action necessary to register and maintain the granted or pending and not lapsed registrations and applications set forth in Schedule 4 have been taken.

6.5
All licences (excluding licences of computer programs) to the Company and/or the Vendor’s Group Company of Licensed IP (including any royalties or licence fees payable) and all licences of the Company’s Intellectual Property to third parties are disclosed in the Disclosure Letter. To the Vendor’s best knowledge and belief, neither the Company, the Vendor’s Group Company nor any other person has alleged a breach of any of those licences during the two years preceding the date of this Agreement.

6.6
Except as otherwise stated in the Disclosure Letter, the Company’s Intellectual Property, and the validity or subsistence of the Company’s right, title and interest therein, is not the subject of any current, pending or threatened challenge, claim or proceedings, including any opposition, cancellation, revocation or rectification, and has not during the period of two years prior to Completion been the subject of any challenge, claim or proceeding, or objections against the Company or any of the Vendor’s Group Company.

6.7
Save as set forth in the Disclosure Letter the Vendor, its subsidiaries, the Company, the Vendor’s Group Company or its predecessor have not entered into any agreement, arrangement or understanding (whether legally enforceable or not) for the licensing, or otherwise permitting the use or exploitation, of the Company’s Intellectual Property or which prevents, restricts or otherwise inhibits the Company’s freedom to use and exploit the Company’s Intellectual Property.

6.8	Save as set forth in the Disclosure Letter, the Vendor has no actual knowledge of any current infringement of or threat to infringe any of the Company’s Intellectual Property by any third party.

6.9
Except as otherwise stated in the Disclosure Letter, to the actual knowledge of the Vendor and the Vendor's Group Company, no third party has, during the six years preceding the date of this Agreement made, threatened or brought any challenge, claim or proceedings in relation to the use of the Licensed IP by the Company and/or the Vendor’s Group Company.

6.10
The carrying on by the Company and/or the Vendor’s Group Company of the business relating to the development, manufacture, marketing, sale, distribution, promotion, import and export of scales and the Tire Gauge Business as presently constituted does not, save as set forth in the Disclosure Letter, require any licences or consents from, or the making of royalty or similar payments to, any third party under any Intellectual Property in the nature of confidential information, copyrights or business names. Except as set forth in the Disclosure Letter, the Company has not received written notice from any third party that the carrying on the Company's business relating to the development, manufacture, marketing, sole distribution and promotion of scales and the Tire Gauge Business as presently constituted infringes any patent or design of any third party.

6.11
Neither the Company, nor the Vendor, nor the Vendor's Group Company have received written notice of the assertion of any Moral Rights which could materially affect the use or value of any of the Company’s Intellectual Property.

6.12
The rights granted to the Company in the Company’s Intellectual Property and Licensed IPs constitute rights to all of the material Intellectual Property that are used in the conduct of the business relating to the development, manufacture, marketing, sale, distribution and promotion of scales and the Tire Gauge Business currently conducted by the Company and/or Vendor’s Group Company.

7.	Computer Systems and Software

7.1
In this paragraph , the expression “the Product Software” means all of the computer programs embodied in the Company's products and the expression "the Business Software" means all of the computer programs identified and briefly described in Schedule 5 and other material computer programs and software used or supplied in or in connection with the business of the Company as of the Completion Date (whether owned by the Company, licensed to the Company by a third party or sub-licensed by the Company pursuant to a licence agreement from a third party).

7.2
The Business Software includes all material computer programs and software used or supplied in or in connection with the business of the Company as of the Completion Date (whether owned by the Company, licensed to the Company by a third party or sub-licensed by the Company pursuant to a licence agreement from a third party).

7.3
The Company has absolute right, title and ownership to and copyright in each item of the Product Software, including the source code and object code, and any user and other manuals, free of all encumbrances and adverse claims and no property rights of the Company in such Product Software have been sold, assigned, licensed or disposed of to any party other than by the granting of implied non-exclusive licences to customers of the Company in the ordinary course of its business. A non-exhaustive list of the Product Software is listed in Schedule 5.

7.4	The Company is not a party to any contract requiring the Company to place in escrow, or otherwise to permit any third party to use or have access to, the source code to any of the Product Software.

7.5
The Company is entitled to use and, where indicated, to grant sub-licences to third parties to use the Business Software described in Schedule 5 pursuant to licences and/or consents granted to the Company by the owner or licensee of such Business Software, such licences being in full force and effect. All royalties and other payments have been paid when due and there has been no act or default by the Company or, where appropriate, its sub-licensees or any other person which may in any way result in such licences being terminated or the Company being unable to obtain any benefit under such licences.

7.6	The Company does not have any current dispute with any person relating to proprietary or other rights in or to the Product Software.

8.	Insurance

8.1	The Disclosure Letter contains a list of each current insurance and indemnity policy in respect of which the Company has an interest in (together the “Policies”).

8.2	No claim in outstanding under any of the Policies.

8.3	The Company has not suffered any uninsured losses nor waived any rights of material or substantial value or allowed any insurances to lapse.

9.	Litigation

9.1	Nothing in this Warranty 9 concerns any employee related matters.

9.2
Except otherwise stated in the Disclosure Letter, neither the Company nor, so far as the Vendor is aware, a person for whose acts or defaults the Company may be vicariously liable is involved in a civil, criminal, arbitration, administrative or other proceedings (other than in relation to the collection of debts arising in the ordinary course of business of the Company). So far as the Vendor is aware, no civil, criminal, arbitration, administrative or other proceeding which will or is reasonably likely to have a material adverse effect on the business of the Company is pending or threatened by or against the Company.

9.3
Save as disclosed in the Disclosure Letter, there are no current disputes between the Company and any of its customers, suppliers, employees or officers in relation to goods or services purchased or supplied, plant or machinery, duties or work or any loss, damage or injury resulting therefrom which are reasonably likely to have a material adverse effect on the business of the Company.

10.	Employment

10.1	The Company does not employ any employees in any jurisdiction other than the employees currently employed by the Company in Hong Kong and PRC.

11.	Arrangements with connected persons etc.

11.1
All amounts outstanding and appearing in the books of the Company as loan accounts or as due to shareholders wholly represent money or money’s worth paid or transferred to the Company as the case may be or remuneration accrued due and payable for services rendered.

11.2
So far as the Vendor is aware, there is no outstanding contract or arrangement to which the Company is a party and in which any of the Vendor or directors or officers of the Company is interested, whether directly or indirectly, other than arm’s length service contracts and the Company is not a party to, any contract or arrangement which is not of an entirely arm’s length nature

12.	Matters since the Accounting Date

Since the Accounting Date:

12.1	the Company’s business has been carried on lawfully and in the ordinary and usual course of business so as to maintain it as a going concern;

12.2	no dividends, bonuses or other distributions have been declared, paid or made in respect of any of the Sale Share;

12.3
save as disclosed in the Disclosure Letter, there has been no material adverse change in the customer relations of the said business or in the financial condition or the position, assets or liabilities of the said business or the Company as compared with the position disclosed by the Accounts and there has been no damage, destruction or loss (whether or not covered by insurance) materially affecting the said business or its assets;

12.4
no resolutions have been passed by the Company and nothing has been done in the conduct or management of the affairs of the Company which would be likely materially to reduce the net asset value of the Company.

13.	Accuracy of Information Provided

13.1	All factual information contained in Schedules 14 and 5 to this Agreement and the Disclosure Letter is true and accurate in all material respects and not misleading in any material respect.

14.	Vendor’s Warranties

14.1	The Vendor represents and warrants to the Purchaser that:

14.1.1
the Vendor has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights and perform its obligations under this Agreement and each document to be executed at or before Completion to which it is expressed to be a party (the “Vendor’s Completion Documents”);

14.1.2
the Vendor’s obligations under this Agreement and the Vendor’s Completion Documents are, or when the relevant Vendor’s Completion Document is executed will be, enforceable in accordance with their respective terms;

14.1.3	the execution and delivery of, and the performance by the Vendor of its obligations under, this Agreement and the Vendor’s Completion Documents will not:

(a)	result in a breach of any provision of the memorandum or articles of association or by-laws or equivalent constitutional documents of the Vendor;

(b)
result in a breach of, or constitute a default under, any instrument to which it is a party or by which the Vendor is bound and which is material in the context of the transactions contemplated by this Agreement;

(c)	result in a breach of any order, judgment or decree of any court or governmental agency to which the Vendor is a party or by which it is bound or submits; or

(d)
require the Vendor to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date hereof both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement).

 SCHEDULE 4
List of Intellectual Property Rights

	FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
1.	MSI-7	FOOD SCALE	US	GRANTED	2/17/2012	62,492	D390,796	11/15/1996	2/17/1998
2.	MSI-100	ELECTROMECHANICAL SCALE	US	GRANTED	6/26/2015	29/116,851	D444,090S	1/11/2000	6/26/2001
3.	MSI-101	GLASS SCALE	US	GRANTED	7/3/2015	29/117,072	D444,403S	1/14/2000	7/3/2001
4.	MSI-18	DIGITAL GLASS I-BEAM SCALE	US	GRANTED	1/4/2014	29/100,390	D418,439	2/10/1999	1/4/2000
5.	MSI-21	MECHANICAL GLASS I-BEAM SCALE	US	GRANTED	5/30/2014	29/100389	D425,806	2/10/1999	5/30/2000
6.	MSI-22	BATH SCALE DESIGN WITH HANDLE	US	GRANTED	1/11/2014	29/100,386	D418,766	2/10/1999	1/11/2000
7.	MSI-23	BATH SCALE	US	GRANTED	1/25/2014	29/100,387	D419,472	2/10/1999	1/25/2000
8.	MSI-24	WIDE BODY SCALE	US	GRANTED	12/21/2013	29/100,388	D417,852	2/10/1999	12/21/1999
9.	MIS-95	ELECTRONIC SCALE	US	GRANTED	4/10/2015	29/116,842	D440,167S	1/11/2000	4/10/2001
10.	MSI-96	V-SCALE	US	GRANTED	7/10/2015	29/116,848	D444,724S	1/11/2000	7/10/2001

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
11.	MSI-97	HANDLE SCALE	US	GRANTED	6/26/2015	29/116,845	D444,088S	1/11/2000	6/26/2001
12.	MSI-98	BODY FAT SCALE	US	GRANTED	7/3/2015	29/116,857	D444,402S	1/11/2000	7/3/2001
13.	MSI-99	BODY FAT SCALE	US	GRANTED	6/26/2015	29/116,847	D444,089S	1/11/2000	6/26/2001
14.	MSI-136	BATHROOM SCALE	US	GRANTED	12/11/2015	29/135,537	D451,835S	1/12/2001	12/11/2001
15.	MSI-137	BATHROOM SCALE	US	GRANTED	10/23/2015	29/135,540	D449,552S	1/12/2001	10/23/2001
16.	MSI-138	BATHROOM SCALE	US	GRANTED	11/6/2015	29/135,538	D450,003S	1/12/2001	11/6/2001
17.	MSI-139	BATHROOM SCALE	US	GRANTED	11/13/2015	29/135,539	D450,258S	1/12/2001	11/13/2001
18.	MSI-140	BATHROOM SCALE	US	GRANTED	11/13/2015	29/135,569	D450,259S	1/12/2001	11/13/2001
19.	MSI-141	BATHROOM SCALE	US	GRANTED	11/6/2015	29/135,567	D450,004S	1/12/2001	11/6/2001
20.	MSI-306I	BATHROOM SCALE CLOCK	US	PENDING		29/196,107		12/22/03
21.	MSI-306 -DIV	BATHROOM SCALE CLOCK	US	PENDING		29/233,059		06/27/05
22.	MSI-338	BODY FAT SCALE	US	PENDING		29/229408		05/06/05

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
23.	MSI-10	TIRE PRESSURE GAUGE	US	Granted	2/3/2012	29/65,069	D390,140	1/21/1997	2/3/1998
24.	MSI-11	COMPACT TIRE PRESSURE GAUGE	US	Granted	5/18/2013	29/085,428	D409,931	3/23/1998	5/18/1999
25.	MSI-102	PRESSURE GAUGE	US	Granted	4/24/2015	29/121,022	D440,894	3/30/2000	4/24/2001
26.	MSI-103	PRESSURE GAUGE	US	Granted	4/24/2015	29/121,021	D440,893	3/30/2000	4/24/2001
27.	MSI-104	PRESSURE GAUGE	US	Granted	5/8/2015	29/121,023	D441,674	3/30/2000	5/8/2001
28.	MSI-105	PRESSURE GAUGE	US	Granted	4/24/2015	29/121,042	D440,895	3/30/2000	4/24/2001
29.	MSI-12	DELUXE TIRE PRESSURE GAUGE	US	Granted	5/11/2013	29/085,429	D409,509	3/23/1998	5/11/1999
30.	MSI-117	ORNAMENTAL DESIGN FOR A PRESSURE GAUGE	US	Granted	11/13/2015	29/131534	D450,257	10/24/2000	11/13/2001
31.	MSI-117CA	ORNAMENTAL DESIGN FOR A PRESSURE GAUGE	Canada	Granted	8/21/2012	2001-1020	96685	4/23/2001	8/21/2002
32.	MSI-117-UK	ORNAMENTAL DESIGN FOR A PRESSURE GAUGE	UK	Lapsed		2101299		4/23/01
33.	MSI-118	PRESSURE GAUGE	US	Granted	9/18/2015	29/132080	D447,970	11/1/2000	9/18/2001

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
34.	MSI-118 CA	PRESSURE GAUGE	CA	Granted	12/18/2012	2001-1021	96686	4/23/2001	12/18/2002
35.	MSI-118UK	PRESSURE GAUGE	UK	Lapsed		2101524		5/01/01
36.	MSI-125	A DESIGN FOR A STREAMLINED PRESSURE GAUGE	US	Granted	4/16/2016	29/132,078	D455,666	11/1/2000	4/16/2002
37.	MSI-125CA	A DESIGN FOR A STREAMLINED PRESSURE GAUGE	CA	Granted	10/30/2012	2001-1024	96689	4/23/2001	10/30/2002
38.	MSI-125UK	A DESIGN FOR A STREAMLINED PRESSURE GAUGE	UK	Granted	5/1/2026	2101527	2101527	5/1/2001	7/31/2001
39.	MSI-174	TIRE PRESSURE GAUGE	US	Granted	6/25/2016	29/149,364	D459,257	10/9/2001	6/25/2002
40.	MSI-175	TIRE PRESSURE GAUGE	US	Granted	7/2/2016	29/149,346	D459,668	10/9/2001	7/2/2002
41.	MSI-176	TIRE PRESSURE GAUGE	US	Granted	9/10/2016	29/149,213	D462,627	10/09/2001	9/10/2002
42.	MSI-331	TIRE PRESSURE GAUGE	US	Filed		29/222,932		2/4/2005
43.	MSI-331UK (Embodiment #1)	TIRE PRESSURE GAUGE	UK	Filed		3022762		10/14/2005

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
44.	MSI-331 UK (Embodiment #2)	TIRE PRESSURE GAUGE	UK	Filed	3022761	10/14/2005
45.	MSI-331 CA	TIRE PRESSURE GAUGE	Canada	Filed	Not yet known	10/14/2005
46.	MSI-334	TIRE PRESSURE GAUGE	US	Filed	29/222,837	2/4/2005
47.	MSI-336	DISPLAY FOR A TIRE PRESSURE GAUGE	US	Filed	29/222,933	2/4/2005
48.	MSI-339	TIRE PRESSURE GAUGE	US	Filed	29/239,373	9/29/2005
49.	MSI-339CA	TIRE PRESSURE GAUGE	Canada	Filed	Not yet known	11/17/2005
50.	MSI-340	TIRE PRESSURE GAUGE	US	Filed	29/239,377	9/29/2005
51.	MSI-340CA	TIRE PRESSURE GAUGE	Canada	Filed	Not yet known	11/17/2005
52.	MSI-341	TIRE PRESSURE GAUGE	US	Filed	29/239,378	9/29/2005
53.	MSI-341CA	TIRE PRESSURE GAUGE	Canada	Filed	Not yet known	11/17/2005
54.	MSI-342	TIRE PRESSURE GAUGE	US	Filed	29/239,356	9/29/2005
55.	MSI-342CA	TIRE PRESSURE GAUGE	Canada	Filed	Not yet known	11/17/2005
56.	MSI-343	TIRE PRESSURE GAUGE	US	Filed	29/239,695	10/3/2005
57.	MSI-343CA	TIRE PRESSURE GAUGE	Canada	Filed	Not yet known

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
58.	MSI-348	TIRE PRESSURE GAUGE	US	Filed		29/240,847		10/19/2005
59.	MSI-348CA	TIRE PRESSURE GAUGE	Canada	Filed		Not yet known		11/17/2005
60.	MSI-350	TIRE PRESSURE GAUGE (MS-5510)	U.S.	In preparation.
61.	MSI-351	TIRE PRESSURE GAUGE (MS-5520)	U.S.	In preparation
62.		BLUE BACKLIT TIRE GAUGE WITH WHITE FLASHLIGHT (DESIGN)	US	Not filed (awaiting disclosure materials)
63.	MSI-119	COMBINED TRANSMITTER AND RECEIVER FOR PARKING A VEHICLE USING POSITION DETECTION SENSOR	US	Granted	9/11/2015	29/132054	D447,714	11/1/2000	9/11/2001
64.	MSI-119CA	COMBINED TRANSMITTER AND RECEIVER FOR PARKING A VEHICLE USING POSITION DETECTION SENSOR	CA	Granted	2/28/2013	2001-1022	96687	4/23/2001	2/28/2003

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
65.	MSI-119UK	COMBINED TRANSMITTER AND RECEIVER FOR PARKING A VEHICLE USING POSITION DETECTION SENSOR	UK	Granted	5/1/2026	2101525	2101525	5/1/2001	11/1/2001
66.	MSI-123	COMBINED TRANSMITTER AND RECEIVER FOR A VEHICLE PARKING INDICATOR SENSOR	US	Granted	10/17/2012	29/078,472	D400,115	10/27/1997	10/27/1998
67.	MSI-124	DESIGN FOR A COMBINED TRANSMITTER AND RECEIVER FOR A VEHICLE PARKING INDICATOR SENSOR	US	Granted	10/1/2016	29/132,079	D463,749	11/1/2000	10/1/2002
68.	MSI-124CA	DESIGN FOR A COMBINED TRANSMITTER AND RECEIVER FOR A VEHICLE PARKING INDICATOR SENSOR	CA	Granted	2/28/2013	2001-1023	96688	4/23/2001	2/28/2003

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
69.	MSI-124UK	DESIGN FOR A COMBINED TRANSMITTER AND RECEIVER FOR A VEHICLE PARKING INDICATOR SENSOR	UK	Granted	5/1/2026	2101526	2101526	5/1/2001	11/1/2001
70.	MSI-126	A DESIGN FOR A VEHICLE PARKING INDICATOR SENSOR	US	Granted	3/26/2016	29/132,061	D454,807	11/1/2000	3/26/2002
71.	MSI-126CA	A DESIGN FOR A VEHICLE PARKING INDICATOR SENSOR	CA	Granted	2/28/2013	2001-1025	96690	4/23/2001	2/28/2003
72.	MSI-126-UK	A DESIGN FOR A VEHICLE PARKING INDICATOR SENSOR	UK	Lapsed		2101528		5/1/01
73.	MSI-127	VEHICLE PARKING INDICATOR SENSOR	US	Granted	10/9/2015	29/132,081	D449,010	11/1/2000	10/9/2001

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
74.	MSI-127CA	VEHICLE PARKING INDICATOR SENSOR	CA	Granted	2/28/2013	2001-1026	96691	4/23/2001	2/28/2003
75.	MSI-127-UK	VEHICLE PARKING INDICATOR SENSOR	UK	Lapsed		2101529		5/1/01

PRC DESIGN PATENTS

	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
1.	HUMAN BODY SCALE(MS-9360)	CN	GRANTED	4/14/2010	00305737.2	ZL00305737.2	4/14/2000	11/04/2000
2.	FLEXURE ASSEMBLY	CN	GRANTED	9/2/2013	03362289.2	ZL03362289.2	9/2/2003	4/21/2004

NON-PRC UTILITY PATENTS, PATENT APPLICATIONS AND DISCLOSURES

	FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
1.	MSI-1	ELECTRONIC SCALE APPARATUS	US	Granted	4/11/2018	180,154	4,832,142	4/11/1988	5/23/1989
2.	MSI-4 FWC	ELECTRICAL WEIGHING SCALE	US	Granted	11/6/2017	968,918	5,886,302	11/6/1997	3/23/1999
3.	MSI-8	MODULAR WEIGHING SCALE	US	Granted	1/28/2017	08/789,281	5,955,705	1/28/1997	9/21/1999
4.	MSI-8 EPO	MODULAR WEIGHING SCALE	EPO	Pending 9th renewal paid 10/2005	98902657			1/22/1998

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
5.	MSI-83	ELECTRONIC SCALE HAVING ANALOG DISPLAY	US	Granted	7/23/2019	09/360,331	6,410,863	7/23/1999	6/25/2002
6.	MSI-83-CA	ELECTRONIC SCALE HAVING ANALOG DISPLAY	CA	Pending Request Examination filed 3/29/05		2,380,230		3/29/2000
7.	MSI-83-EPO	ELECTRONIC SCALE HAVING ANALOG DISPLAY	EPO	Pending 6th renewal fee paid 03/30/05		918485.4		3/29/2000
8.	MSI-9	APPARATUS AND METHOD FOR AN AUTOMOATIC SELF- CALIBRATING (MS 7110)	US	Granted	11/27/16	08/757797	5832417	11/27/96	11/3/98
9.	MSI-93	APPARATUS AND METHOD FOR MEASURING BIOELECTRIC IMPEDANCE	US	Granted	1/12/2020	09/481,584	6,292,690	1/12/2000	9/18/2001
10.	MSI-93-JP	APPARATUS AND METHOD FOR MEASURING BIOELECTRIC IMPEDENCE	JP	Pending		2001-551380		3/29/2000

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
11.	MSI-129	DUAL DISPLAY WEIGHT MEASURING APPARATUS WHICH DETECTS MOVEMENT OF THE POINTER THROUGH SLITS IN THE MECHANICAL DIAL FACE	US	Granted	2/28/2022	10/086,303	6,689,964	2/28/2002	2/10/2004
12.	MSI-129CIP	DUAL DISPLAY WEIGHT MEASURING APPARATUS	US	Pending		10/772,706		2/5/2004
13.	MSI-186	WEIGHING SCALE WITH LEVEL COMPENSATING FOOT ASSEMBLY	US	Granted	8/6/2022	10/213,289	6,639,158	8/6/2002	10/28/2003
14.	MSI-86-CON	WEIGHING 1SCALE WITH LEVEL COMPENSATING FOOT ASSEMBLY	US	Granted	10/28/2023	10/695,216	6,936,776	10/28/2003	8/30/2005
15.	MSI-186-CON2	WEIGHING SCALE WITH LEVEL COMPENSATING FOOT ASSEMBLY	US	Pending		11/215826		8/30/05
16.	MSI-186-EPO	WEIGHING SCALE WITH LEVEL COMPENSATING FOOT ASSEMBLY	EPO	Pending 5th annuity due 08/30/06		2794660.7		8/6/2002

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
17.	MSI-186-CN	WEIGHING SCALE WITH LEVEL COMPENSATING FOOT ASSEMNLY	CN	Pending First Office Action	02818276-6	8/6/02
18.	MSI-301-US	BODY FAT SCALE HAVING TRANSPARENT ELECTRODES	US	Pending	10/714,570	11/14/2003
19.	MSI-301-PCT	BODY FAT SCALE HAVING TRANSPARENT ELECTRODES	WO	Pending	PCT/US2003/ 036202	11/14/2003
20.	MSI-302	WEIGHING SCALE ADAPTED FOR ALLOWING A USER TO FIND AN OPTIMAL WEIGHING POSITION ON THE SCALE	US	Filed	10/714,443	11/14/2003
21.	MSI-302-PCT	WEIGHING SCALE ADAPTED FOR ALLOWING A USER TO FIND AN OPTIMAL WEIGHING POSITION ON THE SCALE	WO	Expired	PCT/US2003/ 036205	11/14/2003

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
22.	MSI 330P	TWO WIRE OSCILLATOR SYSTEM BODY IMPEDANCE	US	Expired		60/631042		11/24/04
23.	MSI-330	TWO WIRE OSCILLATOR SYSTEM FOR DETERMINING BODY IMPEDANCE	US	Filed		Not yet known		11/23/05
24.	MSI-330PCT	TWO WIRE OSCILLATOR SYSTEM FOR DETERMINING BODY IMPEDANCE	PCT	Filed		Not yet known		11/23/2005
25.	MSI-344	RF/BLOOD PRESSURE/ TEMPARATURE	US	Not yet filed
26.	MSI-346	DEER SCALE	US	Not yet filed
27.	MSI-333	TIRE PRESSURE GAUGE	US	Filed		11/051,650		2/4/2005
28.	MSI-333CA	TIRE PRESSURE GAUGE	Canada	Filed		Not yet known		10/14/2005
29.	MSI-333UK	TIRE PRESSURE GAUGE	UK	Filed		0520841.8		10/13/2005
30.	MSI-300	RECALL MECHANISM FOR A PRESSURE GAUGE	US	Granted	10/17/2023	10/688,182	6,901,792	10/17/2003	6/7/2005
31.	MSI-300-PCT	RECALL MECHANISM FOR A PRESSTURE GAUGE	PCT	Expired		PCT/US03/ 33155		10/17/2003
32.	MSI-347	GEARING STRUCTURE FOR MECHANICAL TIRE PRESSURE GAUGE	US	Not filed (awaiting disclosure materials)
33.		ACOUSTIC RANGING APPARATUS AND METHOD	US	Granted	6/16/2008	07/207,744	4,975,889	6/16/1988	12/4/1990
34.	MSI-120	METHOD AND APPARATUS FOR PARKING A VEHICLE	US	Granted	10/30/2018	09/182,478	6,163,253	10/30/1998	12/19/2000

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
35.	MSI-121-EP	APPARATUS AND METHOD FOR PARKING A VEHICLE USING POSITION DETECTION SENSORS	EPO	Lapsed		2,310,570		4/3/98
36.	MSI-121-CA	APPARATUS AND METHOD FOR PARKING A VEHICLE USING POSITION DETECTION SENSORS	CA	Lapsed		98914477.9		5/15/00
37.	MSI-122	APPARATUS AND METHOD FOR PARKING A VEHICLE USING POSITION DETECTION SENSORS	US	Granted	10/27/2017	08/958,082	5945907	10/27/1997	8/31/1999

PRC UTILITY MODELS

	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
1.	FLEXURE ASSEMBLY	CN	Granted	9/2/2013	03274209.6	ZL03274209.6	9/2/2003	2/9/2005
2.	BODY FAT SCALE WITH TRANSPARENT ELECTRODE	CN	Granted	4/15/2013	03246450.9	ZL03246450.9	4/15/2003	7/7/2004

LICENSED PATENTS

	FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
1.	MSI-13	IMPROVED LOAD CELL WITH BOSSED SENSOR PLATE FOR AN ELECTRICAL WEIGHING SCALE (ALL BATH DIGITAL)	US	Granted	9/3/2018	09/146,890	6,417,466	9/3/1998	7/9/2002
2.	MSI-13 EPO	IMPROVED LOAD CELL WITH BOSSED SENSOR PLATE FOR AN ELECTRICAL WEIGHING SCALE	(EPO, GB, Germany, France)	Granted	9/2/2019	99410108	984251	9/2/1999	3/3/2004
3.	MSI19	SILICON STRAIN GAUGE HAVING A THIN LAYER OF HIGH CONDUCTIVE SILICON (DIGITAL ALL SCALES)	US	Granted	7/22/2019	09/359,012	6,635,910	7/22/1999	10/21/2003
4.	MSI-19-CA	SILICON STRAIN GAGE HAVING A THIN LAYER OF HIGHLY CONDUCTIVE SILICON	CA	Pending Examinatin Requested 5th maintenance fee paid 07/18/05		2,380,310		7/21/2000
5.	MSI-19-EPO	SILICON STRAIN GAGE HAVING A THIN LAYER OF HIGHLY CONDUCTIVE SILICON	EPO	Pending Pending'6th annuity paid 07/31/05		950526.4		7/21/2000
6.	MSI-5CPA	LOAD CELL FOR AN ELECTRICAL WEIGHING SCALE M BEAM	US	Granted	5/2/2016	08/641,624	5,929,391	5/2/1996	7/27/1999
7.	MSI-90	STRAIN GAUGE BASED SENSOR WITH IMPROVED LINEARITY	US	Granted	8/4/2020	09/633,177	6,568,276	8/4/2000	5/27/2003

LICENSED PRC DESIGN PATENTS

TITLE	STATUS	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
						J beam	Granted	3338307.3	6/20/2003	2/11/2004
M beam	Granted	03338309.X		6/20/2003	1/14/2004
E beam E1	Granted	ZL 2005 3 0050997.3		1/19/2005	10/12/2005
E beam E2	Granted	ZL 2005 3 0050998.8		1/19/2005	10/12/2005
E beam E3	Granted	2005.30050999.2		1/19/2005	10/12/2005

TRADEMARKS

Mark	Jurisdiction	Filing Date	Application No.	Registration Date	Registration No.
PARK-ZONE	U.S.	Feb. 26, 1997	75/248,086	Aug. 17, 1999	2,270,998
ACCUTIRE	U.S.	Sept. 30, 1988	73/755,235	Sept. 5, 1989	1,554,489
ACCUTAPE	U.S.	Sept. 30, 1988	73/755,234	Sept. 12, 1989	1,555,566
PARK-ZONE	European Community	March 6, 1998	764498	March 3, 2000	764498
PRO-FIT	South Korea	Aug. 19, 2005	40-2005-38850
PRO-FIT	Hong Kong	June 6, 2005	300433548	Oct. 19, 2005	300433548

SCHEDULE 5
List of Software

Attached as follows.

SCHEDULE 6
Form of Letters of Resignation

To :	The Directors	[Date]
Measurement Ltd. (the “Company”) Fourth Floor, One Capital Place P.O. Box 847GT Grand Cayman Cayman Islands British West Indies

I hereby resign with immediate effect as a director [and secretary] of the Company and confirm that:

1.	I have no claim outstanding against the Company, whether for compensation for loss of office or otherwise howsoever; and

2.	there is no agreement or arrangement outstanding under which the Company has or could have any obligation to me.

SIGNED, SEALED and DELIVERED as a	)
Deed by [name]	)
in the presence of:	)

SCHEDULE 7
Form of Promissory Note

PROMISSORY NOTE

Date:	[●] 2005

Amount:	US$[●]

The amount stated above is subject to adjustment (“Adjustment”) in accordance with Clause 7 of the share purchase agreement relating to the sale and purchase of the entire issued share capital of Measurement Ltd. dated 30 November 2005 between Fervent Group Limited and Kenabell Holding Limited. A new promissory note stating the adjusted amount (where applicable) shall be provided by Fervent Group Limited and shall replace this Note as soon as reasonably practicable and by no later than 7 business days after the date on which the Adjustment shall be determined in accordance with the terms of the said share purchase agreement.

Fervent Group Limited hereby, subject to and in accordance with the terms and conditions endorsed on this Note, unconditionally promises to pay in cash, upon written demand to the order of Kenabell Holdings Limited the sum of US$[●] (subject to Adjustment) upon the terms set out herein.

This Note shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region of the People’s Republic of China.

The Common Seal of	)
Fervent Group Limited	)
was duly affixed hereto	)
in the presence of:	)

Terms and conditions

The issue of this Note has been duly authorised pursuant to a board resolution of Fervent Group Limited. Fervent Group Limited hereby waives diligence, presentment for payment, noting and/or notice of dishonour or of any other kind, protest and notice of protest or other formalities whatsoever.

1.	Status

This Note is a direct, unconditional and unsubordinated obligation of Fervent Group Limited and ranks at least pari passu with all other outstanding unsecured and unsubordinated obligations of Fervent Group Limited (other than creditors preferred by mandatory provisions of law).

2.	Interest

No interest shall accrue on the outstanding amount of this Note.

3.	Payment

The amount of this Note shall be repaid by Fervent Group Limited in eight equal quarterly instalments. Each instalment is payable on the last day of the end of every 3 months during the 2 years after [completion date].

SCHEDULE 8
Form of Deed of Guarantee

THIS DEED OF GUARANTEE is made on the day of 2005

BETWEEN:

(1)	Lee Man Ban of 26th Floor, Office B, United Centre, 95 Queensway, Hong Kong;

(2)	Chan Po Sang of 26th Floor, Office B, United Centre, 95 Queensway, Hong Kong (together with Lee Man Bun, the “Guarantors”); and

(3)	Kenabell Holding Limited whose registered office is at Trident Chambers Road Town, 146 Tortola, British Virgin Islands (“the Vendor”).

WHEREAS:

(A)
By an Agreement for the Sale and Purchase of Shares dated [●] (“the Agreement”) made between (1) Fervent Group Limited of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Purchaser”) and (2) the Vendor, the Vendor has agreed to sell and the Purchaser has agreed to purchase the entire issued share capital of Measurement Ltd. (“Sale Share”) on the terms and conditions therein contained.

(B)	Pursuant to the Agreement, the Purchaser has agreed to procure the delivery of this Deed to the Vendor upon completion of the Agreement.

NOW THIS DEED WITNESSES as follows:

1.	Unless the context requires otherwise, words and expressions and other rules of interpretation defined, used or set out in the Agreement have the same meanings and application in this Deed.

2.	References herein to the Agreement shall be construed as references to the Agreement as amended or supplemented from time to time.

3.
The Guarantors hereby unconditionally and irrevocably guarantee to the Vendor the due and punctual performance and observance by the Purchaser of its obligations under Clause 3.4 of the Agreement (the “Obligation”) The Guarantors shall pay to the Vendor from time to time on demand a sum of money which the Purchaser is at any time liable to pay to the Vendor under or pursuant to the Agreement and which has not been paid at the time the demand is made. The Guarantors’ Obligation under this Deed are primary obligations and not those of a mere surety. The liability of the Guarantors as aforesaid shall not be released or diminished by any arrangements or alterations of terms (whether of the Agreement or otherwise) or any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

4.
The Guarantors irrevocably and unconditionally agree to indemnify (and keep indemnified) the Vendor against all losses, damages, interests, costs and expenses (including legal costs and expenses) which the Vendor may suffer through or arising from any breach by the Purchaser of the Obligation.

5.
The Guarantors’ obligations under Clause 3 and 4 are not affected by any arrangement which the Vendor may make with the Purchaser or with another person which (but for this Clause 5) might operate to diminish or discharge the liability of or otherwise provide a defence to a surety.

6.
The Guarantors’ liability under Clause 3 and 4 are not affected by the avoidance of an assurance, security or payment of a release, settlement or discharge which is given or made on the faith of an assurance, security or payment, in either case, under an enactment relating to bankruptcy or insolvency.

7.
The Guarantors’ obligations under Clauses 3 and 4 are continuing obligations and are not satisfied, discharged or affected by an intermediate payment or settlement of account by or a change in the constitution or control of, or merger or consolidation with any other person of, or the insolvency of, or bankruptcy, winding up or analogous proceedings relating to, the Purchaser.

8.	The Vendor may at any time as it thinks fit, without reference to the Guarantors and without prejudice to the Guarantors’ obligations under this Deed:

8.1	grant a time for payment or grant another indulgence or agree to an amendment, variation, waiver or release in respect of an obligation of the Purchaser under the Agreement;

8.2	give up, deal with, vary, exchange or abstain from perfecting or enforcing other securities or guarantees held by the Vendor;

8.3	discharge a party to other securities or guarantees held by the Vendor and realise all or any of those securities or guarantees; and

8.4	compound with, accept compositions from and make other arrangements with the Purchaser or a person or persons liable on other securities or guarantees held or to be held by the Vendor.

So long as the Purchaser remains under an actual or contingent obligation under the Agreement, the Guarantors shall not exercise a right which it may at any time have by reason of the performance of its obligations under clauses 3 and 4 to be indemnified by the Purchaser, to claim a contribution from another surety of the Purchaser's obligations or to take the benefit (wholly or partly and by way of subrogation or otherwise) of any of the Vendor's rights under the Agreement or of any other security taken by the Vendor in connection with the Agreement.]

9.	The Guarantors hereby waive any rights which they may have to require the Vendor to proceed first against or claim payment from the Purchaser before making a demand on the Guarantors.

10.
The Guarantors agree that if the Obligation may not be enforceable against or recoverable from the Purchaser by reason of any legal limitation, disability or incapacity of the Purchaser or any other fact or circumstance, the Obligation shall nevertheless be enforceable against or recoverable from the Guarantor as though the same had been incurred by them and they were the sole or principal obligor in respect thereof and shall be performed or paid by them on demand.

11.	No variation of this Deed is valid unless it is in writing and signed by each party.

12.
The failure to exercise or delay in exercising a right or remedy provided by this Deed or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Deed or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

13.	The rights and remedies contained in this Deed are cumulative and not exclusive of rights or remedies provided by law.

14.
A notice or other communication under or in connection with this Deed shall be in writing and shall be delivered personally or sent by first class post pre paid recorded delivery (or air mail if overseas) or by fax, to the party due to receive the notice or communication, at its address set out in this Deed or another address specified by that party by written notice to the other.

15.	In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

15.1	if delivered personally, when left at the address referred to in clause 5.1;

15.2	if sent by mail except air mail, two days after posting it;

15.3	if sent by air mail, six days after posting it; and

15.4	if sent by fax, on completion of its transmission.

16.
This Deed shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

17.	This Deed may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

18.	This Deed is delivered on the date written at the start of the Deed.

IN WITNESS WHEREOF this Deed has been executed and is intended to be and is hereby delivered on the day and year first above written.

SIGNED, SEALED AND DELIVERED	)
by Lee Man Ban	)
in the presence of:	)

SIGNED, SEALED AND DELIVERED	)
by Chan Po Sang	)
in the presence of:	)

THE COMMON SEAL of	)
Kenabell Holding Limited	)
was affixed to this Deed	)	Director
in the presence of:	)
	)	Director/Secretary

SCHEDULE 9
Form of Deed of Design Patents Assignment (non-PRC)

ASSIGNMENT OF DESIGN PATENTS

DATE:

PARTIES:

(1)	Measurement Specialties, Inc. a corporation established and existing under the laws of New Jersey whose principal place of business is at 1000 Lucas Way, Hampton VA 23666 ("the Assignor").

(2)	Measurement Ltd. a company established and existing under the laws of Cayman Islands with registered number [ ] whose [registered office/principal place of business] is at [ ] ("the Assignee").

Assignor and Assignee are hereinafter also individually referred to as a "Party" and collectively as the "Parties".

RECITALS:

(A)
The Assignor is the owner of record of the patents and patent applications detailed particulars of which are set out in the Schedule (collectively, “Assigned Patents"; respectively, “Patents” and “Patent Applications”).

(B)
Pursuant to a share purchase agreement to be entered into between Kenabell Holding Limited and Fervent Group Limited (the “Share Purchase Agreement”), the Assignor has agreed to assign the entire right, title and interest in the Patents and the full benefit of the Patent Applications to the Assignee.

1.	INTERPRETATION

1.1	In this Assignment, where the context so admits or requires, words denoting the singular include the plural and vice versa; and

1.2
For the avoidance of doubt, “Assigned Patents” shall cover all Patents and Patent Applications listed in the attached Schedules, as well as any patent that issues from the Patent Applications listed in the attached Schedule, any and all patent filings claiming the priority of the Patents and Patent Applications listed in the Schedule, including all divisions, continuations, continuations-in-part, patents granted thereon, reissues, re-examined patents, renewals and extensions thereof, to the full extent of the term or terms and all forms of intellectual and industrial property protection, including, without limitation, patents, applications, utility models, inventor’s certificates, designs and other technical information together with the right to file applications therefore; and shall also cover the right to claim the same priority rights from any previously filed applications under the International Agreement for the Protection of Industrial Property, or any other international agreement, or the domestic laws of the country in which such application is filed, as may be applicable and all such rights, title, interest and benefit are to be held and enjoyed by the above-named Assignee, its successors, legal representatives and assigns to the same extent as all such rights, title, interest and benefit would have been enjoyed by the Assignor had this assignment not been made.

2.	ASSIGNMENT

The Assignor hereby assigns to the Assignee:

2.1	the entire right, title and interest in the Assigned Patents for the residue of their respective terms, including all renewals and extensions;

2.2	the full benefit of the Assigned Patents and with the intent that the grant of any patent pursuant to the Patent Applications shall be in the name of and vest absolutely in the Assignee; and

2.3
the right to sue for and obtain full and effective relief in respect of every act of infringement of the Assigned Patents occurring prior to, at the same time of, and in the future of the signing date of this Assignment.

3.	REPRESENTATIONS

The Assignor represents that:

3.1
it shall, at the request of Assignee, execute all such further documents, forms and authorisations and depose or swear any declaration or oath as may be required or as the Assignee may deem necessary or expedient or otherwise be necessary for absolutely vesting full right, title and interest in and to the Patents and full benefit of the Patent Applications to the Assignee;

3.2
it shall, at the request of Assignee, execute all further documents that are necessary to effectuate the recordal of the assignment of the Assigned Patents from Assignor to Assignee with the relevant government authority, and the governmental fees associated with such recordal shall be for the account of Assignee;

4.	WARRANTIES

The Assignor warrants that:

it has the full power and authority to enter into this Assignment and to perform fully each and every one of its obligations hereunder and further it has fully authorised its representative whose signature is affixed hereto to sign this Assignment and to bind it

5.	IMPROVEMENTS AND MODIFICATIONS

The Assignee shall have the right to make improvements or modifications to the Patents and Patent Applications and shall have full ownership rights over any improvements made by it.

6.	ASSIGNMENT

This Assignment shall be binding upon and shall inure to the benefit of the Parties hereto, their Affiliates, assigns and successors in interest.

7.	TERM

The effective date of the Assignment shall be the date first set forth above (the “Effective Date”).

8.	GOVERNING LAW

The construction, validity and performance of this Assignment shall be governed by the laws of Hong Kong.

IN WITNESS WHEREOF, the Parties hereto have caused this Assignment to be executed in [ ] originals by their duly authorised representatives as of the date first above written.

Measurement Specialties, Inc.	Measurement Ltd.

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE TO ASSIGNMENT OF DESIGN PATENTS

	FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
1.	MSI-7	FOOD SCALE	US	GRANTED	2/17/2012	62,492	D390,796	11/15/1996	2/17/1998
2.	MSI-100	ELECTROMECHANICAL SCALE	US	GRANTED	6/26/2015	29/116,851	D444,090S	1/11/2000	6/26/2001
3.	MSI-101	GLASS SCALE	US	GRANTED	7/3/2015	29/117,072	D444,403S	1/14/2000	7/3/2001
4.	MSI-18	DIGITAL GLASS I-BEAM SCALE	US	GRANTED	1/4/2014	29/100,390	D418,439	2/10/1999	1/4/2000
5.	MSI-21	MECHANICAL GLASS I-BEAM SCALE	US	GRANTED	5/30/2014	29/100389	D425,806	2/10/1999	5/30/2000
6.	MSI-22	BATH SCALE DESIGN WITH HANDLE	US	GRANTED	1/11/2014	29/100,386	D418,766	2/10/1999	1/11/2000
7.	MSI-23	BATH SCALE	US	GRANTED	1/25/2014	29/100,387	D419,472	2/10/1999	1/25/2000
8.	MSI-24	WIDE BODY SCALE	US	GRANTED	12/21/2013	29/100,388	D417,852	2/10/1999	12/21/1999
9.	MIS-95	ELECTRONIC SCALE	US	GRANTED	4/10/2015	29/116,842	D440,167S	1/11/2000	4/10/2001
10.	MSI-96	V-SCALE	US	GRANTED	7/10/2015	29/116,848	D444,724S	1/11/2000	7/10/2001
11.	MSI-97	HANDLE SCALE	US	GRANTED	6/26/2015	29/116,845	D444,088S	1/11/2000	6/26/2001
12.	MSI-98	BODY FAT SCALE	US	GRANTED	7/3/2015	29/116,857	D444,402S	1/11/2000	7/3/2001
13.	MSI-99	BODY FAT SCALE	US	GRANTED	6/26/2015	29/116,847	D444,089S	1/11/2000	6/26/2001
14.	MSI-136	BATHROOM SCALE	US	GRANTED	12/11/2015	29/135,537	D451,835S	1/12/2001	12/11/2001
15.	MSI-137	BATHROOM SCALE	US	GRANTED	10/23/2015	29/135,540	D449,552S	1/12/2001	10/23/2001
16.	MSI-138	BATHROOM SCALE	US	GRANTED	11/6/2015	29/135,538	D450,003S	1/12/2001	11/6/2001
17.	MSI-139	BATHROOM SCALE	US	GRANTED	11/13/2015	29/135,539	D450,258S	1/12/2001	11/13/2001

	FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
18.	MSI-140	BATHROOM SCALE	US	GRANTED	11/13/2015	29/135,569	D450,259S	1/12/2001	11/13/2001
19.	MSI-141	BATHROOM SCALE	US	GRANTED	11/6/2015	29/135,567	D450,004S	1/12/2001	11/6/2001
20.	MSI-306I	BATHROOM SCALE CLOCK	US	PENDING		29/196,107		12/22/03
21.	MSI-306 -DIV	BATHROOM SCALE CLOCK	US	PENDING		29/233,059		06/27/05
22.	MSI-338	BODY FAT SCALE	US	PENDING		29/229408		05/06/05
23.	MSI-10	TIRE PRESSURE GAUGE	US	Granted	2/3/2012	29/65,069	D390,140	1/21/1997	2/3/1998
24.	MSI-11	COMPACT TIRE PRESSURE GAUGE	US	Granted	5/18/2013	29/085,428	D409,931	3/23/1998	5/18/1999
25.	MSI-102	PRESSURE GAUGE	US	Granted	4/24/2015	29/121,022	D440,894	3/30/2000	4/24/2001
26.	MSI-103	PRESSURE GAUGE	US	Granted	4/24/2015	29/121,021	D440,893	3/30/2000	4/24/2001
27.	MSI-104	PRESSURE GAUGE	US	Granted	5/8/2015	29/121,023	D441,674	3/30/2000	5/8/2001
28.	MSI-105	PRESSURE GAUGE	US	Granted	4/24/2015	29/121,042	D440,895	3/30/2000	4/24/2001
29.	MSI-12	DELUXE TIRE PRESSURE GAUGE	US	Granted	5/11/2013	29/085,429	D409,509	3/23/1998	5/11/1999
30.	MSI-117	ORNAMENTAL DESIGN FOR A PRESSURE GAUGE	US	Granted	11/13/2015	29/131534	D450,257	10/24/2000	11/13/2001
31.	MSI-117CA	ORNAMENTAL DESIGN FOR A PRESSURE GAUGE	Canada	Granted	8/21/2012	2001-1020	96685	4/23/2001	8/21/2002
32.	MSI-117UK	ORNAMENTAL DESIGN FOR A PRESSURE GAUGE	UK	Lapsed		2101299		4/23/01
33.	MSI-118	PRESSURE GAUGE	US	Granted	9/18/2015	29/132080	D447,970	11/1/2000	9/18/2001
34.	MSI-118 CA	PRESSURE GAUGE	CA	Granted	12/18/2012	2001-1021	96686	4/23/2001	12/18/2002
35.	MSI-118-UK	PRESSURE GAUGE	UK	Lapsed		2101524		5/1/01
36.	MSI-125	A DESIGN FOR A STREAMLINED PRESSURE GAUGE	US	Granted	4/16/2016	29/132,078	D455,666	11/1/2000	4/16/2002
37.	MSI-125CA	A DESIGN FOR A STREAMLINED PRESSURE GAUGE	CA	Granted	10/30/2012	2001-1024	96689	4/23/2001	10/30/2002
38.	MSI-125UK	A DESIGN FOR A STREAMLINED PRESSURE GAUGE	UK	Granted	5/1/2026	2101527	2101527	5/1/2001	7/31/2001

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
39.	MSI-174	TIRE PRESSURE GAUGE	US	Granted	6/25/2016	29/149,364	D459,257	10/9/2001	6/25/2002
40.	MSI-175	TIRE PRESSURE GAUGE	US	Granted	7/2/2016	29/149,346	D459,668	10/9/2001	7/2/2002
41.	MSI-176	TIRE PRESSURE GAUGE	US	Granted	9/10/2016	29/149,213	D462,627	10/09/2001	9/10/2002
42.	MSI-331	TIRE PRESSURE GAUGE	US	Filed		29/222,932		2/4/2005
43.	MSI-331UK (Embodiment #1)	TIRE PRESSURE GAUGE	UK	Filed		3022762		10/14/2005
44.	MSI-331 UK (Embodiment #2)	TIRE PRESSURE GAUGE	UK	Filed		3022761		10/14/2005
45.	MSI-331 CA	TIRE PRESSURE GAUGE	Canada	Filed		Not yet known		10/14/2005
46.	MSI-334	TIRE PRESSURE GAUGE	US	Filed		29/222,837		2/4/2005
47.	MSI-336	DISPLAY FOR A TIRE PRESSURE GAUGE	US	Filed		29/222,933		2/4/2005
48.	MSI-339	TIRE PRESSURE GAUGE	US	Filed		29/239,373		9/29/2005
49.	MSI-339CA	TIRE PRESSURE GAUGE	Canada	Filed		Not yet known		11/17/2005
50.	MSI-340	TIRE PRESSURE GAUGE	US	Filed		29/239,377		9/29/2005
51.	MSI-340CA	TIRE PRESSURE GAUGE	Canada	Filed		Not yet known		11/17/2005
52.	MSI-341	TIRE PRESSURE GAUGE	US	Filed		29/239,378		9/29/2005
53.	MSI-341CA	TIRE PRESSURE GAUGE	Canada	Filed		Not yet known		11/17/2005
54.	MSI-342	TIRE PRESSURE GAUGE	US	Filed		29/239,356		9/29/2005
55.	MSI-342CA	TIRE PRESSURE GAUGE	Canada	Filed		Not yet known		11/17/2005
56.	MSI-343	TIRE PRESSURE GAUGE	US	Filed		29/239,695		10/3/2005
57.	MSI-343CA	TIRE PRESSURE GAUGE	Canada	Filed		Not yet known
58.	MSI-348	TIRE PRESSURE GAUGE	US	Filed		29/240,847		10/19/2005
59.	MSI-348CA	TIRE PRESSURE GAUGE	Canada	Filed		Not yet known		11/17/2005
60.	MSI-350	TIRE PRESSURE GAUGE (MS-5510)	U.S.	In preparation.
61.	MSI-351	TIRE PRESSURE GAUGE (MS-5520)	U.S.	In preparation
62.		BLUE BACKLIT TIRE GAUGE WITH WHITE FLASHLIGHT (DESIGN)	US	Not filed (awaiting disclosure materials)
63.	MSI-119	COMBINED TRANSMITTER AND RECEIVER FOR PARKING A VEHICLE USING POSITION DETECTION SENSOR	US	Granted	9/11/2015	29/132054	D447,714	11/1/2000	9/11/2001

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
64.	MSI-119CA	COMBINED TRANSMITTER AND RECEIVER FOR PARKING A VEHICLE USING POSITION DETECTION SENSOR	CA	Granted	2/28/2013	2001-1022	96687	4/23/2001	2/28/2003
65.	MSI-119UK	COMBINED TRANSMITTER AND RECEIVER FOR PARKING A VEHICLE USING POSITION DETECTION SENSOR	UK	Granted	5/1/2026	2101525	2101525	5/1/2001	11/1/2001
66.	MSI-123	COMBINED TRANSMITTER AND RECEIVER FOR A VEHICLE PARKING INDICATOR SENSOR	US	Granted	10/17/2012	29/078,472	D400,115	10/27/1997	10/27/1998
67.	MSI-124	DESIGN FOR A COMBINED TRANSMITTER AND RECEIVER FOR A VEHICLE PARKING INDICATOR SENSOR	US	Granted	10/1/2016	29/132,079	D463,749	11/1/2000	10/1/2002
68.	MSI-124CA	DESIGN FOR A COMBINED TRANSMITTER AND RECEIVER FOR A VEHICLE PARKING INDICATOR SENSOR	CA	Granted	2/28/2013	2001-1023	96688	4/23/2001	2/28/2003
69.	MSI-124UK	DESIGN FOR A COMBINED TRANSMITTER AND RECEIVER FOR A VEHICLE PARKING INDICATOR SENSOR	UK	Granted	5/1/2026	2101526	2101526	5/1/2001	11/1/2001
70.	MSI-126	A DESIGN FOR A VEHICLE PARKING INDICATOR SENSOR	US	Granted	3/26/2016	29/132,061	D454,807	11/1/2000	3/26/2002
71.	MSI-126CA	A DESIGN FOR A VEHICLE PARKING INDICATOR SENSOR	CA	Granted	2/28/2013	2001-1025	96690	4/23/2001	2/28/2003
72.	MSI-126UK	A DESIGN FOR A VEHICLE PARKING INDICATOR SENSOR	UK	Lapsed		2101528		5/1/01
73.	MSI-127	VEHICLE PARKING INDICATOR SENSOR	US	Granted	10/9/2015	29/132,081	D449,010	11/1/2000	10/9/2001
74.	MSI-127CA	VEHICLE PARKING INDICATOR SENSOR	CA	Granted	2/28/2013	2001-1026	96691	4/23/2001	2/28/2003

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
75.	MSI-127US	VEHICLE PARKING INDICATOR SENSOR	UK	Lapsed	2101529	5/1/01

SCHEDULE 10
Form of Deed of Design Patents Assignment (PRC)

ASSIGNMENT OF PRC DESIGN PATENTS

DATE:

PARTIES:

(1)
MSI Sensors (China) Limited, formerly known as Jingliang Electronic (Shenzhen) Co., Ltd., a corporation established and existing under the laws of The People’s Republic of China whose principal place of business is at Block 4A, Tian Fa Building, Tian An Cyber Park Fu Tian District, Shenzhen, China 518048 ("the Assignor").

(2)	Measurement Ltd. a company established and existing under the laws of Cayman Islands with registered number [ ] whose [registered office/principal place of business] is at [ ] ("the Assignee").

Assignor and Assignee are hereinafter also individually referred to as a "Party" and collectively as the "Parties".

RECITALS:

(A)	The Assignor is the registered proprietor of the patents with detailed particulars set out below (“Patents”):

	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
1.	HUMAN BODY SCALE(MS-9360)	CN	GRANTED	4/14/2010	00305737.2	ZL00305737.2	4/14/2000	11/04/2000
2.	FLEXURE ASSEMBLY	CN	GRANTED	9/2/2013	03362289.2	ZL03362289.2	9/2/2003	4/21/2004

(B)
Pursuant to a share purchase agreement to be entered into between Kenabell Holding Limited and Fervent Group Limited (the “Share Purchase Agreement”), the Assignor has agreed to assign the entire right, title and interest in the Assigned Patents and the full benefit of the Assigned Patents to the Assignee.

1.	INTERPRETATION

1.1	In this Assignment, where the context so admits or requires, words denoting the singular include the plural and vice versa; and

1.2
For the avoidance of doubt, “Assigned Patents” shall cover all Patents listed in the table above, as well as any and all patent filings claiming the priority of the Patents listed in the table, including all divisions, continuations, continuations-in-part, patents granted thereon, reissues, re-examined patents, renewals and extensions thereof, to the full extent of the term or terms and all forms of intellectual and industrial property protection, including, without limitation, patents, applications, utility models, inventor’s certificates, designs and other technical information together with the right to file applications therefore; and shall also cover the right to claim the same priority rights from any previously filed applications under the International Agreement for the Protection of Industrial Property, or any other international agreement, or the domestic laws of the country in which such application is filed, as may be applicable and all such rights, title, interest and benefit are to be held and enjoyed by the above-named Assignee, its successors, legal representatives and assigns to the same extent as all such rights, title, interest and benefit would have been enjoyed by the Assignor had this assignment not been made.

2.	ASSIGNMENT

The Assignor hereby assigns to the Assignee:

2.1	the entire right, title and interest in the Assigned Patents for the residue of their respective terms, including all renewals and extensions;

2.2	the full benefit of the Assigned Patents and with the intent that the grant of any patent claiming priority of the Patents shall be in the name of and vest absolutely in the Assignee; and

2.3
the right to sue for and obtain full and effective relief in respect of every act of infringement of the Assigned Patents occurring prior to, at the same time of, and in the future of the signing date of this Assignment.

3.	REPRESENTATIONS

The Assignor represents that:

3.1
it shall execute all such further documents, forms and authorisations and depose or swear any declaration or oath as may be required or as the Assignee may deem necessary or expedient or otherwise be necessary for absolutely vesting full right, title and interest in and to the Assigned Patents and full benefit of the Assigned Patents to the Assignee; and

3.2
it shall execute all further documents that are necessary to effectuate the recordal of the assignment of the Assigned Patents from Assignor to Assignee with the relevant government authority, and the governmental fees associated with such recordal shall be for the account of Assignee.

4.	WARRANTIES

The Assignor warrants that:

it has the full power and authority to enter into this Assignment and to perform fully each and every one of its obligations hereunder and further it has fully authorised its representative whose signature is affixed hereto to sign this Assignment and to bind it.

5.	IMPROVEMENTS AND MODIFICATIONS

The Assignee shall have the right to make improvements or modifications to the Assigned Patents and shall have full ownership rights over any improvements made by it.

6.	ASSIGNMENT

This Assignment shall be binding upon and shall inure to the benefit of the Parties hereto, their Affiliates, assigns and successors in interest.

7.	TERM

The effective date of the Assignment shall be the date first set forth above (the “Effective Date”).

8.	GOVERNING LAW

The construction, validity and performance of this Assignment shall be governed by the laws of Hong Kong.

IN WITNESS WHEREOF, the Parties hereto have caused this Assignment to be executed in [ ] originals by their duly authorised representatives as of the date first above written.

MSI Sensors (China) Limited	Measurement Ltd.

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE 11
Form of Deed of Utility Patents Assignment (non-PRC)

ASSIGNMENT OF UTILITY PATENTS

DATE: PARTIES:

(1)	Measurement Specialties, Inc. a corporation established and existing under the laws of New Jersey whose principal place of business is at 1000 Lucas Way, Hampton VA 23666 ("the Assignor").

(2)	Measurement Ltd. a company established and existing under the laws of Cayman Islands with registered number [ ] whose [registered office/principal place of business] is at [ ] ("the Assignee").

Assignor and Assignee are hereinafter also individually referred to as a "Party" and collectively as the "Parties".

RECITALS:

(A)
The Assignor is the owner of record of the patents and patent applications detailed particulars of which are set out in the Schedule (collectively, “Assigned Patents"; respectively, “Patents” and “Patent Applications”).

(B)
Pursuant to a share purchase agreement to be entered into between Kenabell Holding Limited and Fervent Group Limited (the “Share Purchase Agreement”), the Assignor has agreed to assign the entire right, title and interest in the Patents and the full benefit of the Patent Applications to the Assignee.

1.	INTERPRETATION

1.1	In this Assignment, where the context so admits or requires, words denoting the singular include the plural and vice versa; and

1.2
For the avoidance of doubt, “Assigned Patents” shall cover all Patents and Patent Applications listed in the attached Schedules, as well as any patent that issues from the Patent Applications listed in the attached Schedule, any and all patent filings claiming the priority of the Patents and Patent Applications listed in the Schedule, including all divisions, continuations, continuations-in-part, patents granted thereon, reissues, re-examined patents, renewals and extensions thereof, to the full extent of the term or terms and all forms of intellectual and industrial property protection, including, without limitation, patents, applications, utility models, inventor’s certificates, designs and other technical information together with the right to file applications therefore; and shall also cover the right to claim the same priority rights from any previously filed applications under the International Agreement for the Protection of Industrial Property, or any other international agreement, or the domestic laws of the country in which such application is filed, as may be applicable and all such rights, title, interest and benefit are to be held and enjoyed by the above-named Assignee, its successors, legal representatives and assigns to the same extent as all such rights, title, interest and benefit would have been enjoyed by the Assignor had this assignment not been made.

2. ASSIGNMENT

The Assignor hereby assigns to the Assignee:

2.1	the entire right, title and interest in the Assigned Patents for the residue of their respective terms, including all renewals and extensions;

2.2	the full benefit of the Assigned Patents and with the intent that the grant of any patent pursuant to the Patent Applications shall be in the name of and vest absolutely in the Assignee; and

2.3
the right to sue for and obtain full and effective relief in respect of every act of infringement of the Assigned Patents occurring prior to, at the same time of, and in the future of the signing date of this Assignment.

3.	REPRESENTATIONS

The Assignor represents that:

3.1
it shall, at the request of Assignee, execute all such further documents, forms and authorisations and depose or swear any declaration or oath as may be required or as the Assignee may deem necessary or expedient or otherwise be necessary for absolutely vesting full right, title and interest in and to the Patents and full benefit of the Patent Applications to the Assignee;

3.2
it shall, at the request of Assignee, execute all further documents that are necessary to effectuate the recordal of the assignment of the Assigned Patents from Assignor to Assignee with the relevant government authority, and the governmental fees associated with such recordal shall be for the account of Assignee;

4.	WARRANTIES

The Assignor warrants that:

it has the full power and authority to enter into this Assignment and to perform fully each and every one of its obligations hereunder and further it has fully authorised its representative whose signature is affixed hereto to sign this Assignment and to bind it.

5.	IMPROVEMENTS AND MODIFICATIONS

The Assignee shall have the right to make improvements or modifications to the Patents and Patent Applications and shall have full ownership rights over any improvements made by it.

6.	ASSIGNMENT

This Assignment shall be binding upon and shall inure to the benefit of the Parties hereto, their Affiliates, assigns and successors in interest.

7.	TERM

The effective date of the Assignment shall be the date first set forth above (the “Effective Date”).

8.	GOVERNING LAW AND JURISDICTION

The construction, validity and performance of this Assignment shall be governed by the laws of Hong Kong.

IN WITNESS WHEREOF, the Parties hereto have caused this Assignment to be executed in [ ] originals by their duly authorised representatives as of the date first above written.

Measurement Specialties, Inc.	Measurement Ltd.

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE TO ASSIGNMENT OF UTILITY PATENTS

	FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
38.	MSI-1	ELECTRONIC SCALE APPARATUS	US	Granted	4/11/2018	180,154	4,832,142	4/11/1988	5/23/1989
39.	MSI-4 FWC	ELECTRICAL WEIGHING SCALE	US	Granted	11/6/2017	968,918	5,886,302	11/6/1997	3/23/1999
40.	MSI-8	MODULAR WEIGHING SCALE	US	Granted	1/28/2017	08/789,281	5,955,705	1/28/1997	9/21/1999
41.	MSI-8 EPO	MODULAR WEIGHING SCALE	EPO	Pending 8th renewal paid 12/2004	98902657			1/22/1998
42.	MSI-83	ELECTRONIC SCALE HAVING ANALOG DISPLAY	US	Granted	7/23/2019	09/360,331	6,410,863	7/23/1999	6/25/2002
43.	MSI-83-CA	ELECTRONIC SCALE HAVING ANALOG DISPLAY	CA	Pending Request Examination to be filed by 3/29/05		2,380,230		3/29/2000
44.	MSI-83-EPO	ELECTRONIC SCALE HAVING ANALOG DISPLAY	EPO	Pending 6th renewal fee due 03/31/05		918485.4		3/29/2000

	FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE
45.	MSI-9	APPARATUS AND METHOD FOR AN AUTOMOATIC SELF-CALIBRATING (MS 7110)	US	Granted	11/27/16	08/757797	5832417	11/27/96	11/3/98
46.	MSI-93	APPARATUS AND METHOD FOR MEASURING BIOELECTRIC IMPEDANCE	US	Granted	1/12/2020	09/481,584	6,292,690	1/12/2000	9/18/2001
47.	MSI-93-JP	APPARATUS AND METHOD FOR MEASURING BIOELECTRIC IMPEDENCE	JP	Pending		2001-551380		3/29/2000
48.	MSI-129	DUAL DISPLAY WEIGHT MEASURING APPARATUS WHICH DETECTS MOVEMENT OF THE POINTER THROUGH SLITS IN THE MECHANICAL DIAL FACE	US	Granted	2/28/2022	10/086,303	6,689,964	2/28/2002	2/10/2004

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE
49.	MSI-129CIP	DUAL DISPLAY WEIGHT MEASURING APPARATUS	US	Pending		10/772,706		2/5/2004
50.	MSI-186	WEIGHING SCALE WITH LEVEL COMPENSATING FOOT ASSEMBLY	US	Granted	8/6/2022	10/213,289	6,639,158	8/6/2002	10/28/2003
51.	MSI-186-CON	WEIGHING SCALE WITH LEVEL COMPENSATING FOOT ASSEMBLY	US	Granted	10/28/2023	10/695,216	6,936,776	10/28/2003	8/30/2005
52.	MSI-186-CON2	WEIGHING SCALE WITH LEVEL COMPENSATING FOOT ASSEMBLY	US	Pending		11/215826		8/30/05
53.	MSI-186-EPO	WEIGHING SCALE WITH LEVEL COMPENSATING FOOT ASSEMBLY	EPO	Pending 5th annuity due 08/30/06		2794660.7		8/6/2002
54.	MSI-186-CN	WEIGHING SCALE WITH LEVEL COMPENSATING FOOT ASSEMNLY	CN	Pending First Office Action		02818276-6		8/6/02
55.	MSI-301-US	BODY FAT SCALE HAVING TRANSPARENT ELECTRODES	US	Pending		10/714,570		11/14/2003

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE
56.	MSI-301-PCT	BODY FAT SCALE HAVING TRANSPARENT ELECTRODES	WO	Pending	PCT/US2003/ 036202	11/14/2003
57.	MSI-302	WEIGHING SCALE ADAPTED FOR ALLOWING A USER TO FIND AN OPTIMAL WEIGHING POSITION ON THE SCALE	US	Filed	10/714,443	11/14/2003
58.	MSI-302-PCT	WEIGHING SCALE ADAPTED FOR ALLOWING A USER TO FIND AN OPTIMAL WEIGHING POSITION ON THE SCALE	WO	Expired	PCT/US2003/ 036205	11/14/2003
59.	MSI 330P	TWO WIRE OSCILLATOR SYSTEM BODY IMPEDANCE	US	Expired	60/631042	11/24/04
60.	MSI-330	TWO WIRE OSCILLATOR SYSTEM FOR DETERMININGBODY IMPEDANCE	US	Filed	Not yet known	11/23/05

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE
61.	MSI-330PCT	TWO WIRE OSCILLATOR SYSTEM FOR DETERMININGBODY IMPEDANCE	PCT	Filed		Not yet known		11/23/2005
62.	MSI-344	RF/BLOOD PRESSURE/ TEMPARATURE	US	Not yet filed
63.	MSI-346	DEER SCALE	US	Not yet filed
64.	MSI-333	TIRE PRESSURE GAUGE	US	Filed		11/051,650		2/4/2005
65.	MSI-333CA	TIRE PRESSURE GAUGE	Canada	Filed		Not yet known		10/14/2005
66.	MSI-333UK	TIRE PRESSURE GAUGE	UK	Filed		0520841.8		10/13/2005
67.	MSI-300	RECALL MECHANISM FOR A PRESSURE GAUGE	US	Granted	10/17/2023	10/688,182	6,901,792	10/17/2003	6/7/2005
68.	MSI-300-PCT	RECALL MECHANISM FOR A PRESSTURE GAUGE	PCT	Expired		PCT/US03/ 33155		10/17/2003
69.	MSI-347	GEARING STRUCTURE FOR MECHANICAL TIRE PRESSURE GAUGE	US	Not filed (awaiting disclosure materials)
70.		ACOUSTIC RANGING APPARATUS AND METHOD	US	Granted	6/16/2008	07/207,744	4,975,889	6/16/1988	12/4/1990
71.	MSI-120	METHOD AND APPARATUS FOR PARKING A VEHICLE	US	Granted	10/30/2018	09/182,478	6,163,253	10/30/1998	12/19/2000

FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE
72.	MSI-122	APPARATUS AND METHOD FOR PARKING A VEHICLE USING POSITION DETECTION SENSORS	US	Granted	10/27/2017	08/958,082	5945907	10/27/1997	8/31/1999

SCHEDULE 12
Form of Deed of Utility Model Patents Assignment (PRC)

ASSIGNMENT OF PRC UTILITY MODEL PATENTS

DATE:

PARTIES:

(1)
MSI Sensors (China) Limited, formerly known as Jingliang Electronics (Shenzhen) Co., Ltd., a corporation established and existing under the laws of The People’s Republic of China whose principal place of business is at Block 4A, Tian Fa Building, Tian An Cyber Park Fu Tian District, Shenzhen, China 518048 ("the Assignor").

(2)	Measurement Ltd. a company established and existing under the laws of Cayman Islands with registered number [ ] whose [registered office/principal place of business] is at [ ] ("the Assignee").

Assignor and Assignee are hereinafter also individually referred to as a "Party" and collectively as the "Parties".

RECITALS:

(A)	The Assignor is the registered proprietor of the PRC utility model patents detailed particulars of which are set out below (“Patents”):

	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
1.	FLEXURE ASSEMBLY	CN	Granted	9/2/2013	03274209.6	ZL03274209.6	9/2/2003	2/9/2005
2.	BODY FAT SCALE WITH TRANSPARENT ELECTRODE	CN	Granted	4/15/2013	03246450.9	ZL03246450.9	4/15/2003	7/7/2004

(B)
Pursuant to a share purchase agreement to be entered into between Kenebell Holding Limited and Fervent Group Limited (the “Share Purchase Agreement”), the Assignor has agreed to assign the entire right, title and interest in the Patents and the full benefit of the Patents to the Assignee.

1.	INTERPRETATION

1.1	In this Assignment, where the context so admits or requires, words denoting the singular include the plural and vice versa; and

1.2
For the avoidance of doubt, “Assigned Patents” shall cover all Patents listed above, as well as any and all patent filings claiming the priority of the Patents listed above, including all divisions, continuations, continuations-in-part, patents granted thereon, reissues, re-examined patents, renewals and extensions thereof, to the full extent of the term or terms and all forms of intellectual and industrial property protection, including, without limitation, patents, applications, utility models, inventor’s certificates, designs and other technical information together with the right to file applications therefore; and shall also cover the right to claim the same priority rights from any previously filed applications under the International Agreement for the Protection of Industrial Property, or any other international agreement, or the domestic laws of the country in which such application is filed, as may be applicable and all such rights, title, interest and benefit are to be held and enjoyed by the above-named Assignee, its successors, legal representatives and assigns to the same extent as all such rights, title, interest and benefit would have been enjoyed by the Assignor had this assignment not been made.

2.	ASSIGNMENT

The Assignor hereby assigns to the Assignee:

2.1	the entire right, title and interest in the Assigned Patents for the residue of their respective terms, including all renewals and extensions;

2.2	the full benefit of the Assigned Patents and with the intent that the grant of any patent claiming priority of the Patents shall be in the name of and vest absolutely in the Assignee; and

2.3
the right to sue for and obtain full and effective relief in respect of every act of infringement of the Assigned Patents occurring prior to, at the same time of, and in the future of the signing date of this Assignment.

3.	REPRESENTATIONS

The Assignor represents that:

3.1
it shall, at the request of Assignee, execute all such further documents, forms and authorisations and depose or swear any declaration or oath as may be required or as the Assignee may deem necessary or expedient or otherwise be necessary for absolutely vesting full right, title and interest in and to the Assigned Patents and full benefit of the Assigned Patents to the Assignee; and

3.2
it shall, at the request of Assignee, execute all further documents that are necessary to effectuate the recordal of the assignment of the Assigned Patents from Assignor to Assignee with the relevant government authority, and the governmental fees associated with such recordal shall be for the account of Assignee.

4.	WARRANTIES

The Assignor warrants that:

it has the full power and authority to enter into this Assignment and to perform fully each and every one of its obligations hereunder and further it has fully authorised its representative whose signature is affixed hereto to sign this Assignment and to bind it.

5.	IMPROVEMENTS AND MODIFICATIONS

The Assignee shall have the right to make improvements or modifications to the Assigned Patents and shall have full ownership rights over any improvements made by it.

6.	ASSIGNMENT

This Assignment shall be binding upon and shall inure to the benefit of the Parties hereto, their Affiliates, assigns and successors in interest.

7.	TERM

The effective date of the Assignment shall be the date first set forth above (the “Effective Date”).

8.	GOVERNING LAW

The construction, validity and performance of this Assignment shall be governed by the laws of Hong Kong.

IN WITNESS WHEREOF, the Parties hereto have caused this Assignment to be executed in [ ] originals by their duly authorised representatives as of the date first above written.

MSI Sensors (China) Limited	Measurement Ltd.

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE 13
Form of Deed of Utility Patents Licence (non-PRC)

LICENSE OF UTILITY PATENTS

DATE:

PARTIES:

(1)	Measurement Specialties, Inc. a corporation established and existing under the laws of New Jersey whose principal place of business is at 1000 Lucas Way, Hampton VA 23666 (the “Licensor”).

(2)	Measurement Ltd. a company established and existing under the laws of Cayman Islands with registered number [ ] whose [registered office/principal place of business] is at [ ] (the “Licensee”).

Licensor and Licensee are hereinafter also individually referred to as a "Party" and collectively as the "Parties".

BACKGROUND

In furtherance of that certain share purchase agreement to be entered into between Kenabell Holding Limited and Fervent Group Limited (the "Share Purchase Agreement"), the Licensor has agreed to grant, and the Licensee has agreed to take, a licence of certain patent rights on the terms set out in this Agreement.

AGREED TERMS

1.	INTERPRETATION

1.1	In this Agreement except where the context otherwise requires, the following terms shall have the following meanings:

"Affiliates”
means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such specified Person and “Affiliates” shall be construed accordingly;

“Control”
means the: (1) ownership of or the ability to direct (a) in the case of a corporation or body corporate (i) a majority of the issued shares entitled to vote for election of directors (or analogous Persons) of such body corporate, (ii) the appointment or removal of directors having a majority of the voting rights exercisable at meetings of the board of directors (or analogous body or bodies, including, without limiting the generality of the foregoing, management boards and supervisory boards) of that undertaking on all or substantially all matters, or (iii) a majority of the voting rights exercisable at general meetings of the members of that undertaking on all, or substantially all, matters, or (b) in the case of any other Person, a majority of the voting rights in such Person; or (2) in the case of a corporation or a body corporate or any other Person, the direct or indirect possession of the power to direct or cause the direction of the management and policies of the same (whether through the ownership of voting securities, by contract or howsoever otherwise) and “Controlled” shall be construed accordingly;

“Home Use”
means, as applied to a product, that the product is intended for and marketed solely directly to consumers and for use in the home. For the avoidance of doubt, any product marketed directly to physicians, medical offices, hospitals, nursing homes, rehabilitation centers, restaurants and/or commercial kitchens, and any product marketed (whether marketed to consumers or businesses) as being of the type sold to any of the foregoing, shall not be a product for “Home Use.”

"Licensed Patents"
means: (a) all those patents and patent applications that are listed in detail in the attached Schedule; (b) any patents that issue from the patent applications listed in the attached Schedule; (c) any and all patent filings claiming the priority of said patents and patent applications listed in the attached Schedule, including all divisions, continuations, continuations-in-part, reissues, reexamined patents, renewals and extensions thereof, and (d) in all forms of intellectual and industrial property protection derivable from each of the patents and patent applications listed in the attached Schedule, and that are derivable from any and all applications, reissues, extensions, renewals, reexaminations and priority documents of such patents and patent applications listed in the attached Schedule, including without limitation, patents, applications, utility models, inventor’s certificates, and designs, provided, however, that items under (c) and (d) shall be deemed Licensed Patents only to the extent that such items include material or disclosure contained in items (a) or (b) and/or Licensed Improvements (as defined in Section 6.2).

“Person”
means, without limitation, any individual, company, firm, corporation, unincorporated association, government, state or agency of state, any association or partnership (general or limited) or joint venture (whether or not having a separate legal personality).

“Scale Use”	shall mean any product specifically designed and marketed as a weighing device.
"Territory"	means the world.

1.2	The singular includes the plural and vice versa.

1.3	Headings in this Agreement are included for the purpose of ease of reference only and shall not have any effect on its construction.

2.	GRANT

2.1
Licensor hereby grants to Licensee a personal, non-exclusive (except as provided below), royalty-free, perpetual, license of the Licensed Patents in the Territory, subject to the terms and conditions of this Agreement, to manufacture, have manufactured, use, sell and offer for sale load cells within the scope of any of the Licensed Patents solely that are:

(a) for the first three years from the Effective Date, (i) incorporated in end products for Scale Use, or (ii) incorporated in end products other than for Scale Use and exclusively for Home Use and not used as pressure sensors or products competitive with the business of Licensor, or (iii) incorporated in subassemblies for Scale Use, including but not limited to, loadcell plus module, loadcell in a plastic housing, loadcell plus an electronic circuit and loadcell packaged in housing plus module, or (iv) incorporated in subassemblies other than for Scale Use and exclusively for Home Use and not used as pressure sensors or products competitive with the business of Licensor, and

(b) thereafter Licensee or its Affiliates can use the Licensed Patents for the manufacture of load cells (1) sold incorporated in end products for Scale Use, or (2) sold incorporated in subassemblies for Scale Use, including but not limited to, loadcell plus module, loadcell in a plastic housing, loadcell plus an electronic circuit and loadcell packaged in housing plus module, or (3) sold incorporated in end products not used as a pressure sensor or as a product competitive to the Licensor’s business or (4) sold incorporated in subassemblies not used as a pressure sensor or as a product competitive to the Licensor’s business. For the avoidance of doubt, in no event does the license granted hereunder permit Licensee to sell or offer for sale: load cells within the scope of any of the Licensed Patents as stand alone parts or use the Licensed Patents for manufacture of products used as pressure sensors or which are competitive to the Licensor’s business Licensor shall not grant any further licenses (except to Licensor Affiliates) under the Licensed Patents to any of the following scale companies: Fooktin Technologies Limited, Bonso Electronics Limited, Precision Press Limited, Management Investment & Technology Company Limited, Charder Electronic Company, Beaverite, Camry Industries (HK) Limited, Kenwell Industries Company, Shine (HK) Development Limited and Tanita Corporation, or any of their Affiliates, successors or assigns for three years following the Effective Date.

2.2	The license granted by this Agreement shall extend to Licensee Affiliates, as the Licensee deems necessary for the use or other exploitation of the Licensed Patents.

3.	PROTECTION OF LICENSED PATENTS

3.1	In the event that Licensee or any Licensee Affiliate becomes aware that:

the sole and legitimate ownership of the Licensor in the entire right, title and interest in the Licensed Patents is subject to any challenge, claim or proceeding; or

any Licensed Patent is attacked or, being a patent application, is opposed; or

any application for a patent is made by or any patent is granted to a third party by reason of which the third party may be granted or may have been granted rights which conflict with any of the rights granted to Licensee under any Licensed Patent; or

any unlicensed activities are carried on by any third party which could constitute an infringement of any Licensed Patent; or

any application is made for a compulsory licence under any Licensed Patent,

Licensee shall forthwith notify Licensor of such matter, and Licensor may, in its discretion, take all such steps as are necessary or desirable for the protection of the Licensed Patents and to maintain the integrity of its ownership. Any expenses and damages incurred in taking such steps shall be for the account of Licensor.

3.2
Licensee shall mark all products made under any Licensed Patent in the form U.S. Patent No. _______, Canada Patent No. , and/or European Patent No. ________, or such other form as the Licensor may reasonably direct.

4.	WARRANTIES AND REPRESENTATIONS

4.1	The Licensor represents that:

(a)	it shall, at the reasonable request of Licensee, and at Licensee’s expense, perform all affirmative acts that may be necessary to ensure a grant of valid license to the Licensee; and

(b)
it shall, at the reasonable request of Licensee, and at Licensee’s expense, execute all further documents that are necessary to effectuate the recordal of the licensed rights from the Licensor to the Licensee with the relevant government authority, and the governmental fees associated with such recordal shall be for the account of Licensee.

4.2	The Licensor warrants that:

(a)
it is the sole and legitimate owner of all rights, title and interest in or to the Licensed Patents and it has the full power and authority to enter into this Agreement and to perform fully each and every one of its obligations hereunder and further it has fully authorised its representative whose signature is affixed hereto to sign this Agreement and to bind it;

4.3	IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE, ANY LICENSEE AFFILIATE OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

4.4
LICENSOR HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE LICENSED PATENTS INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF VALIDITY AND/OR ENFORCEABILITY, AND WARRANTIES OF NON-INFRINGEMENT OF THE RIGHTS OF ANY THIRD PERSON.

4.5
Each Party warrants that it has full power and authority to enter into this Agreement and perform fully each and every one of its obligations hereunder and performance under the terms of this Agreement will not cause it to be in breach of any obligations to any third party.

5.	INDEMNITIES

5.1
Each Party shall indemnify the other Party and keep the other Party indemnified from and against any loss, damage, liability or expense which arises out of or results from a breach of any of the warranties and representations made by the indemnifying Party in this Agreement.

5.2
Licensee shall indemnify and hold harmless Licensor and its directors, officers, agents and employees from and against all claims, suits, and damages whatsoever, including but not limited to incidental costs, attorney's fees and punitive damages, arising from or in connection with the use of the Licensed Patents by Licensee, including the manufacture, distribution, marketing, sale and use of products incorporating or made using any of the Licensed Patents ("Products"), including without limitation all claims for false or misleading advertising, personal injury or property damage relating to Products; provided, however, that Licensor shall (i) promptly notify Licensee in writing of such claims, and (ii) provide to Licensee all reasonably available information, assistance and authority to defend, however, reserving unto Licensor the right to: participate in any defense to the extent that, in its judgment, Licensor may be prejudiced thereby, and approve any settlement offer made by or to Licensee which may affect Licensor’s rights or interests.

6.	IMPROVEMENTS

6.1	Licensee shall have the right to make improvements to the Licensed Patents and shall have ownership rights over any improvements made by it.

6.2
Within 3 years after the signing of this agreement, any improvements made by the Licensor to the Licensed Patents specifically designed for loadcells to be used in products consistent to those produced by the Licensor eighteen (18) months prior to the Effective Date applicable in the field of scales and tire gauges (“Licensed Improvements”) shall be deemed to fall within the terms of this Agreement.

7.	ASSIGNMENT

The Licensee may not assign this license or any rights granted hereunder, provided, however, that Licensee may (i) assign all of the rights under this license together with a transfer of the entire business of Licensee relating to load cells and scales, or (ii) assign this license to any Affiliate Company, provided, however, that such assignment shall automatically revert to Licensee if at any time the assignee ceases to be an Affiliate Company of Licensee. [NOTE-AFFILIATE COMPANIES ARE LICENSED DIRECTLY]

8.	AMENDMENT

This Agreement may only be amended by a document in writing signed by a duly authorised officer of each Party.

9.	WAIVER

Failure or delay on the part of either Party hereto to exercise a right, power or privilege under this Agreement shall not operate as a waiver thereof; nor shall any single or partial exercise of a right, power or privilege preclude any other future exercise thereof.

10.	SEVERABILITY

In the event that any clause or any part of any clause in this Agreement is declared invalid or unenforceable by the judgment or decree by consent or otherwise of a court of competent jurisdiction from whose decision no appeal is or can be taken all other clauses or parts of clauses contained in this Agreement shall remain in full force and effect and shall not be affected by such finding.

11.	BREACH

In the event that a breach of this Agreement is committed by one of the Parties to this Agreement, the aggrieved Party may terminate this Agreement, unless the breach is remedied by the breaching Party within thirty days of receipt of written notice from the aggrieved Party. In addition to the foregoing right of termination, the Party in breach shall be liable for any economic damages incurred by the other Party due to such breach. In the event that a breach of this Agreement is committed by both of the Parties to this Agreement, each Party shall be liable in proportion to the extent of its responsibility for such breach for any economic damages incurred by the other Party due to such breach. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE, ANY LICENSEE AFFILIATE OR ANY THIRD PARTY UNDER THIS AGREEMENT FOR ANY DAMAGES OR REMUNERATION OF ANY TYPE IN EXCESS OF THE LIMITS SET FORTH IN SECTION 9.11.2 OF THE SHARE PURCHASE AGREEMENT, AS AGGREGATED WITH ANY OTHER LIABILITIES SUBJECT TO SUCH LIMITS.

12.	DISPUTES

Any dispute, controversy or claim arising from or in connection with this Agreement shall be settled by arbitration in Hong Kong at the Hong Kong International Arbitration Centre. Any award rendered by the arbitrator(s) shall be binding upon the Parties and enforceable in any court of competent jurisdiction. The costs of the arbitration shall be shared equally between the Parties, unless the arbitrator(s) award otherwise.

13.	TERM

This Agreement shall come into force on the date on which it is signed by both Parties and shall remain in force until the expiry of the last to expire of the Licensed Patents or, if being patent applications, until there is no further possibility of any of patent applications proceeding to grant, unless sooner terminated pursuant to Paragraph 11 hereof.

14.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong and the Parties hereby submit to the exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in [ ] originals by their duly authorised representatives as of the date first above written.

Measurement Specialties, Inc.	Measurement Ltd.
By:	By:

Name:	Name:

Title:	Title:

SCHEDULE

	FILE NO.	TITLE	CTRY	STATUS	EXP. DATE	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
8.	MSI-13	IMPROVED LOAD CELL WITH BOSSED SENSOR PLATE FOR AN ELECTRICAL WEIGHING SCALE (ALL BATH DIGITAL)	US	Granted	9/3/2018	09/146,890	6,417,466	9/3/1998	7/9/2002
9.	MSI-13 EPO	IMPROVED LOAD CELL WITH BOSSED SENSOR PLATE FOR AN ELECTRICAL WEIGHING SCALE	(EPO, GB, Germany, France)	Granted	9/2/2019	99410108	984251	9/2/1999	3/3/2004
10.	MSI19	SILICON STRAIN GAUGE HAVING A THIN LAYER OF HIGH CONDUCTIVE SILICON (DIGITAL ALL SCALES)	US	Granted	7/22/2019	09/359,012	6,635,910	7/22/1999	10/21/2003
11.	MSI-19-CA	SILICON STRAIN GAGE HAVING A THIN LAYER OF HIGHLY CONDUCTIVE SILICON	CA	Pending Examinatin Requested 5th maintenance fee paid 07/18/05		2,380,310		7/21/2000
12.	MSI-19-EPO	SILICON STRAIN GAGE HAVING A THIN LAYER OF HIGHLY CONDUCTIVE SILICON	EPO	Pending Pending'6th annuity paid 07/31/05		950526.4		7/21/2000
13.	MSI-5CPA	LOAD CELL FOR AN ELECTRICAL WEIGHING SCALE M BEAM	US	Granted	5/2/2016	08/641,624	5,929,391	5/2/1996	7/27/1999
14.	MSI-90	STRAIN GAUGE BASED SENSOR WITH IMPROVED LINEARITY	US	Granted	8/4/2020	09/633,177	6,568,276	8/4/2000	5/27/2003

SCHEDULE 14
Form of Patents Licence (PRC)

LICENSE OF PRC DESIGN PATENTS

DATE:

PARTIES:

(1)
MSI Sensors (China) Limited, formerly known as Jingliang Electronics (Shenzhen) Co., Ltd., a corporation established and existing under the laws of The People’s Republic of China whose principal place of businessis at Block 4A, Tian Fa Building, Tian An Cyber Park Fu Tian District, Shenzhen, China 518048 (the “Licensor”).

(2)	Measurement Ltd. a company established and existing under the laws of Cayman Islands with registered number [ ] whose [registered office/principal place of business] is at [ ] (the “Licensee”).

Licensor and Licensee are hereinafter also individually referred to as a "Party" and collectively as the "Parties".

BACKGROUND

In furtherance of that certain share purchase agreement to be entered into between Kenabell Holding Limited and Fervent Group Limited (the "Share Purchase Agreement"), the Licensor has agreed to grant, and the Licensee has agreed to take, a licence of certain patent rights on the terms set out in this Agreement.

AGREED TERMS

1.	INTERPRETATION

1.1	In this Agreement except where the context otherwise requires, the following terms shall have the following meanings:

"Affiliates”
means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such specified Person and “Affiliates” shall be construed accordingly;

“Control”
means the: (1) ownership of or the ability to direct (a) in the case of a corporation or body corporate (i) a majority of the issued shares entitled to vote for election of directors (or analogous Persons) of such body corporate, (ii) the appointment or removal of directors having a majority of the voting rights exercisable at meetings of the board of directors (or analogous body or bodies, including, without limiting the generality of the foregoing, management boards and supervisory boards) of that undertaking on all or substantially all matters, or (iii) a majority of the voting rights exercisable at general meetings of the members of that undertaking on all, or substantially all, matters, or (b) in the case of any other Person, a majority of the voting rights in such Person; or (2) in the case of a corporation or a body corporate or any other Person, the direct or indirect possession of the power to direct or cause the direction of the management and policies of the same (whether through the ownership of voting securities, by contract or howsoever otherwise) and “Controlled” shall be construed accordingly;

“Home Use”
means, as applied to a product, that the product is intended for and marketed solely directly to consumers and for use in the home. For the avoidance of doubt, any product marketed directly to physicians, medical offices, hospitals, nursing homes, rehabilitation centers, restaurants and/or commercial kitchens, and any product marketed (whether marketed to consumers or businesses) as being of the type sold to any of the foregoing, shall not be a product for “Home Use.”

“Person”
means, without limitation, any individual, company, firm, corporation, unincorporated association, government, state or agency of state, any association or partnership (general or limited) or joint venture (whether or not having a separate legal personality).

“Scale Use”	shall mean any product specifically designed and marketed as a weighing device;
"Territory"	means the world.

1.2	"Licensed Patents " means:

(a)

TITLE	STATUS	APPLN. NO.	PATENT NO.	FILING DATE	ISSUE DATE
						J beam	Granted	3338307.3	6/20/2003	2/11/2004
M beam	Granted	03338309.X		6/20/2003	1/14/2004
E beam E1	Granted	ZL 2005 3 0050997.3		1/19/2005	10/12/2005
E beam E2	Granted	ZL 2005 3 0050998.8		1/19/2005	10/12/2005
E beam E3	Granted	2005.30050999.2		1/19/2005	10/12/2005

(b)
any and all patent filings claiming the priority of said patents listed above, including all divisions, continuations, continuations-in-part, reissues, reexamined patents, renewals and extensions thereof, and

(c)
in all forms of intellectual and industrial property protection derivable from the patents listed above, and that are derivable from any and all applications, reissues, extensions, renewals, reexaminations and priority documents of such patents listed above, including without limitation, patents, applications, utility models, inventor’s certificates, and designs.

1.3	The singular includes the plural and vice versa.

1.4	Headings in this Agreement are included for the purpose of ease of reference only and shall not have any effect on its construction.

2.	GRANT

2.1
Licensor hereby grants to Licensee a personal, non-exclusive (except as provided below), royalty-free, perpetual, license of the Licensed Patents in the Territory, subject to the terms and conditions of this Agreement, to manufacture, have manufactured, use, sell and offer for sale load cells within the scope of any of the Licensed Patents solely that are:

(a) for the first three years from the Effective Date, (i) incorporated in end products for Scale Use, or (ii) incorporated in end products other than for Scale Use and exclusively for Home Use and not used as pressure sensors or products competitive with the business of Measurement Specialties, Inc., a New Jersey corporation (“MSI”), or (iii) incorporated in subassemblies for Scale Use, including but not limited to, loadcell plus module, loadcell in a plastic housing, loadcell plus an electronic circuit and loadcell packaged in housing plus module, or (iv) incorporated in subassemblies other than for Scale Use and exclusively for Home Use and not used as pressure sensors or products competitive with the business of MSI; and

(b) thereafter Licensee or its Affiliates can use the Licensed Patents for the manufacture of load cells (1) sold incorporated in end products for Scale Use, or (2) sold incorporated in subassemblies for Scale Use, including but not limited to, loadcell plus module, loadcell in a plastic housing, loadcell plus an electronic circuit and loadcell packaged in housing plus module, or (3) sold incorporated in end products not used as a pressure sensor or as a product competitive to MSI’s business or (4) sold incorporated in subassemblies not used as a pressure sensor or as a product competitive to MSI’s business.

For the avoidance of doubt, in no event does the license granted hereunder permit Licensee to sell or offer for sale: load cells within the scope of any of the Licensed Patents as stand alone parts or use the Licensed Patents for manufacture of products used as pressure sensors or which are competitive to MSI’s business.Licensor shall not grant any further licenses (except to Licensor Affiliates) under the Licensed Patents to any of the following scale companies: Fooktin Technologies Limited, Bonso Electronics Limited, Precision Press Limited, Management Investment & Technology Company Ltd, Charder Electronic Company, Beaverite, Camry Industries (HK) Limited, Kenwell Industries Company, Shine (HK) Development Limited and Tanita Corporation, or any of their Affiliates, successors or assigns for 3 years following the Effective Date.

2.2	The license granted by this Agreement shall extend to Licensee Affiliates, as the Licensee deems necessary for the use or other exploitation of the Licensed Patents.

3.	PROTECTION OF LICENSED PATENTS

3.1	In the event Licensee or any Licensee Affiliate becomes aware that:

(a)	the sole and legitimate ownership of the Licensor in the entire right, title and interest in the Licensed Patents is subject to any challenge, claim or proceeding; or

(b)	any Licensed Patent is attacked or, being a patent application, is opposed; or

(c)
any application for a patent is made by or any patent is granted to a third party by reason of which the third party may be granted or may have been granted rights which conflict with any of the rights granted to Licensee under any Licensed Patent ; or

(d)	any unlicensed activities are carried on by any third party which could constitute an infringement of any Licensed Patent; or

(e)	any application is made for a compulsory licence under any Licensed Patent,

Licensee shall forthwith notify Licensor of such matter, and Licensor may, in its discretion, take all such steps as are necessary or desirable for the protection of the Licensed Patents and to maintain the integrity of its ownership. Any expenses and damages incurred in taking such steps shall be for the account of Licensor.

3.2	Licensee shall mark all products made under any Licensed Patent with the number of the relevant Licensed Patent in such form as Licensor may reasonably direct.

4.	WARRANTIES AND REPRESENTATIONS

4.1	The Licensor represents that:

(a)	it shall, at the reasonable request of Licensee and at Licensee’s expense, perform all affirmative acts that may be necessary to ensure a grant of valid license to the Licensee; and

(b)
it shall, at the reasonable request of Licensee, execute all further documents that are necessary to effectuate the recordal of the licensed rights from the Licensor to the Licensee with the relevant government authority, and the governmental fees associated with such recordal shall be for the account of Licensee.

4.2
The Licensor warrants that it is the sole and legitimate owner of all rights, title and interest in or to the Licensed Patents and it has the full power and authority to enter into this Agreement and to perform fully each and every one of its obligations hereunder and further it has fully authorised its representative whose signature is affixed hereto to sign this Agreement and to bind it;

4.3	IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE, ANY LICENSEE AFFILIATE OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES.

4.4
LICENSOR HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE LICENSED PATENTS INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF VALIDITY AND/OR ENFORCEABILITY, AND WARRANTIES OF NON-INFRINGEMENT OF THE RIGHTS OF ANY THIRD PERSON.

4.5
Each Party warrants that it has full power and authority to enter into this Agreement and perform fully each and every one of its obligations hereunder and performance under the terms of this Agreement will not cause it to be in breach of any obligations to any third party.

5.	INDEMNITIES

5.1
Each Party shall indemnify the other Party and keep the other Party indemnified from and against any loss, damage, liability or expense which arises out of or results from a breach of any of the warranties and representations made by the Licensor in this Agreement.

5.2
Licensee shall indemnify and hold harmless Licensor and its directors, officers, agents and employees from and against all claims, suits, and damages whatsoever, including but not limited to incidental costs, attorney's fees and punitive damages, arising from or in connection with the use of the Licensed Patents by Licensee, including the manufacture, distribution, marketing, sale and use of products incorporating or made using any of the Licensed Patents ("Products"), including without limitation all claims for false or misleading advertising, personal injury or property damage relating to Products; provided, however, that Licensor shall (i) promptly notify Licensee in writing of such claims, and (ii) provide to Licensee all reasonably available information, assistance and authority to defend, however, reserving unto Licensor the right to: participate in any defense to the extent that, in its judgment, Licensor may be prejudiced thereby, and approve any settlement offer made by or to Licensee which may affect Licensor’s rights or interests.

6.	IMPROVEMENTS

6.1	Licensee shall have the right to make improvements to the Licensed Patents and shall have ownership rights over any improvements made by it.

6.2
Within 3 years after the signing of this agreement, any improvements made by the Licensor to the Licensed Patents specifically designed for loadcells to be used in products consistent to those produced by the Licensor eighteen (18) months prior to the Effective Date applicable in the field of scales and tire gauges(“Licensed Improvements”) shall be deemed to fall within the terms of this Agreement.

7.	ASSIGNMENT

The licensee may not assign this license or any rights granted hereunder, provided, however, that Licensee may (i) assign all of the rights under this license together with a transfer of the entire business of Licensee relating to load cells and scales or (ii) assign this license to any Affiliate Company, provided, however, that such assignment shall automatically revert to Licensee if at any time the assignee ceases to be an Affiliate Company of Licensee. [NOTE-AFFILIATE COMPANIES ARE LICENSED DIRECTLY]

8.	AMENDMENT

This Agreement may only be amended by a document in writing signed by a duly authorised officer of each Party.

9.	WAIVER

Failure or delay on the part of either Party hereto to exercise a right, power or privilege under this Agreement shall not operate as a waiver thereof; nor shall any single or partial exercise of a right, power or privilege preclude any other future exercise thereof.

10.	SEVERABILITY

In the event that any clause or any part of any clause in this Agreement is declared invalid or unenforceable by the judgment or decree by consent or otherwise of a court of competent jurisdiction from whose decision no appeal is or can be taken all other clauses or parts of clauses contained in this Agreement shall remain in full force and effect and shall not be affected by such finding.

11.	BREACH

In the event that a breach of this Agreement is committed by one of the Parties to this Agreement, the aggrieved Party may terminate this Agreement, unless the breach is remedied by the breaching Party within thirty days of receipt of written notice from the aggrieved Party. In addition to the foregoing right of termination, the Party in breach shall be liable for any economic damages incurred by the other Party due to such breach. In the event that a breach of this Agreement is committed by both of the Parties to this Agreement, each Party shall be liable in proportion to the extent of its responsibility for such breach for any economic damages incurred by the other Party due to such breach. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE, ANY LICENSEE AFFILIATE OR ANY THIRD PARTY UNDER THIS AGREEMENT FOR ANY DAMAGES OR REMUNERATION OF ANY TYPE IN EXCESS OF THE LIMITS SET FORTH IN SECTION 9.11.2 OF THE SHARE PURCHASE AGREEMENT, AS AGGREGATED WITH ANY OTHER LIABILITIES SUBJECT TO SUCH LIMITS.

12.	DISPUTES

Any dispute, controversy or claim arising from or in connection with this Agreement shall be settled by arbitration in Hong Kong at the Hong Kong International Arbitration Centre. Any award rendered by the arbitrator(s) shall be binding upon the Parties and enforceable in any court of competent jurisdiction. The costs of the arbitration shall be shared equally between the Parties, unless the arbitrator(s) award otherwise.

13.	TERM

This Agreement shall come into force on the date on which it is signed by both Parties and shall remain in force until the expiry of the last to expire of the Licensed Patents or, if being patent applications, until there is no further possibility of any of patent applications proceeding to grant, unless sooner terminated pursuant to Paragraph 11 hereof.

14.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong and the Parties hereby submit to the exclusive jurisdiction of the Hong Kong courts.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in [ ] originals by their duly authorised representatives as of the date first above written.

MSI Sensors (China) Limited	Measurement Ltd.
By:	By:

Name:	Name:

Title:	Title:

SCHEDULE 15
Form of Deed of Trademarks Assignment

TRADEMARK ASSIGNMENT

The undersigned, Measurement Specialties, Inc., a New Jersey corporation, having an address of 1000 Lucas Way, Hampton, Virginia 23666 (the “Assignor”), hereby transfers and assigns to Measurement Ltd., a Cayman Islands company (the “Assignee”), having an address of ___________________________, all right, title and interest in and to the marks described in Exhibit A, which is attached hereto and incorporated by reference herein, the registrations and applications therefor, and the goodwill of the business associated therewith and the portion of the business of Assignor relating to the marks set forth in Exhibit A (collectively, the “Marks”).

For good and valuable consideration by Assignee, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby assign unto the Assignee all of its right, title and interest in and to the Marks, together with all of the goodwill of the business associated with and symbolized by such Marks, the applications and registrations therefor, and any rights of the Assignor to sue any third parties for any past infringement of or to the Marks, for the use and benefit of Assignee and its successors, assigns or other legal representatives and to prosecute any such application and registration in the United States Patent and Trademark Office or in any foreign jurisdiction.

In witness whereof, intending to be legally bound hereby, the Assignor has duly executed this Trademark Assignment.

MEASUREMENT SPECIALTIES, INC.

Date: _____________________	By: __________________________
Name:
Title:

Acknowledged and accepted:

Measurement Ltd.

By: _______________________________
Name:
Title:

EXHIBIT A

Mark	Filing Date	Application No.	Registration Date	Registration No.
PARK-ZONE	Feb. 26, 1997	75/248,086	Aug. 17, 1999	2,270,998
ACCUTIRE	Sept. 30, 1988	73/755,235	Sept. 5, 1989	1,554,489
ACCUTAPE	Sept. 30, 1988	73/755,234	Sept. 12, 1989	1,555,566

TRADEMARK ASSIGNMENT

The undersigned, Measurement Specialties, Inc., a New Jersey corporation, having an address of 1000 Lucas Way, Hampton, Virginia 23666 (the “Assignor”), hereby transfers and assigns to Measurement Ltd., a Cayman Islands company (the “Assignee”), having an address of ___________________________, all right, title and interest in and to the marks described in Exhibit A, which is attached hereto and incorporated by reference herein, the registrations and applications therefor, and the goodwill of the business associated therewith and the portion of the business of Assignor relating to the marks set forth in Exhibit A (collectively, the “Marks”).

For good and valuable consideration by Assignee, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby assign unto the Assignee all of its right, title and interest in and to the Marks, together with all of the goodwill of the business associated with and symbolized by such Marks, the applications and registrations therefor, and any rights of the Assignor to sue any third parties for any past infringement of or to the Marks, for the use and benefit of Assignee and its successors, assigns or other legal representatives and to prosecute any such application and registration in the Office for Harmonisation in the Internal Market or in any other jurisdiction.

In witness whereof, intending to be legally bound hereby, the Assignor has duly executed this Trademark Assignment.

MEASUREMENT SPECIALTIES, INC.

Date: _____________________	By: __________________________
Name:
Title:

Acknowledged and accepted:

Measurement Ltd.

By: _______________________________
Name:
Title:

EXHIBIT A

Mark	Jurisdiction	Filing Date	Registration Date	Trade Mark No.
PARK-ZONE	European Community	March 6, 1998	March 3, 2000	764498

TRADEMARK ASSIGNMENT

The undersigned, Measurement Specialties, Inc., a New Jersey corporation, having an address of 1000 Lucas Way, Hampton, Virginia 23666 (the “Assignor”), hereby transfers and assigns to Measurement Ltd., a Cayman Islands company (the “Assignee”), having an address of ___________________________, all right, title and interest in and to the marks described in Exhibit A, which is attached hereto and incorporated by reference herein, the registrations and applications therefor, and the goodwill of the business associated therewith and the portion of the business of Assignor relating to the marks set forth in Exhibit A (collectively, the “Marks”).

For good and valuable consideration by Assignee, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby assign unto the Assignee all of its right, title and interest in and to the Marks, together with all of the goodwill of the business associated with and symbolized by such Marks, the applications and registrations therefor, and any rights of the Assignor to sue any third parties for any past infringement of or to the Marks, for the use and benefit of Assignee and its successors, assigns or other legal representatives and to prosecute any such application and registration in any trademark office.

In witness whereof, intending to be legally bound hereby, the Assignor has duly executed this Trademark Assignment.

MEASUREMENT SPECIALTIES, INC.

Date: _____________________	By: __________________________
Name:
Title:

Acknowledged and accepted:

Measurement Ltd.

By: _______________________________
Name:
Title:

EXHIBIT A

Mark	Country	Filing Date	Application No.	Registration Date	Registration No.
PRO-FIT	South Korea	Aug. 19, 2005	40-2005-38850

SCHEDULE 16
Pro forma combined unaudited statement of assets and liabilities of the Company as at 31 October 2005

Attached as follows.

SCHEDULE 17
Form of acknowledgment of receipt to be signed by the Transferring Employees

To: [•] (the "Company")

I [•] of [PRC]/[Hong Kong] identity card number / Passport number [•] acknowledge the receipt of a sum of $[●] as full and final payment of my salary, allowance, compensation, severance payments and other entitlements due to me from the Company.

_____________________________________
Signature of Employee

_____________________________________
Date

IN WITNESS whereof this Agreement has been executed and hereby delivered by the Parties on the date appearing at the head hereof.

Signed by	)
)
for and on behalf of	)
KENABELL HOLDING LIMITED	)
in the presence of:	)

Signed by	)
)
for and on behalf of	)
FERVENT GROUP LIMITED	)
in the presence of:	)